UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No. 5)

 Gisser Automotive Concepts, Inc.

(Exact name of small business issuer in its charter)

New York	3711	13-3948927
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

52 Edison Court, Monsey, N.Y. 10952,   (845) 356-8008

 (Address and telephone number of principal executive offices)

52 Edison Court, Monsey, N.Y. 10952,

(Address of principal place of business or intended principal place of business)

Daryl K. Gisser, 52 Edison Court, Monsey, N.Y. 10952, (845) 356-8008

(Name, Address and telephone number of agent for service)

COPIES TO:
Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, NY 11509 (516) 371-4598

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Common Stock	10,000,000	$1.00	$10,000,000	$307
Title of each Share	Proposed maximum	Proposed	Maximum	Amount of
class of securities	amount to be	offering price	aggregate offering	registration fee
to be registered	registered	per Share	price

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (§230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

Preliminary PROSPECTUS

Gisser Automotive Concepts, Inc.

10,000,000 shares of Common Stock

This is our initial public offering of common stock. The initial public offering price is $1.00 per share. No public market currently exists for our common stock. We are selling 10,000,000 shares of common stock which have $.01 par value per share. This represents 42.27% of the total outstanding shares based on the maximum amount of the offering. We are a manufacturer of superexotic luxury sports coupes and have not engaged in marketing the products as yet. Prior to this offering there has been no public market for the shares. The initial public offering price of the shares has been arbitrarily determined by us and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. We are a New York corporation.

We will sell the shares ourselves. We do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. The offering will terminate no later than December 31, 2008, and unless a minimum of 500,000 Shares are sold by that time the proceeds will be returned with interest. We will escrow the proceeds with a commercial Bank in New York until the minimum is reached.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The offering price for the common stock has been arbitrarily determined by us. The minimum subscription is 500,000 Shares and the maximum subscription is 10,000,000 shares. Prior to this offering, there has been no public market for the shares and there can be no assurance that a regular trading market will develop for the shares after this offering or that, if developed, any such market will be sustained. We anticipate that trading of the shares will be conducted through what is customarily known as the "pink sheets" and/ or on the National Quotation Bureau's Over-The-Counter Electronic Bulletin Board (the "Bulletin Board"). Any market for the shares which may result will likely be less well developed than if the shares were traded on NASDAQ or on an exchange. See "Risk Factors" and "The Offering."

Our officers and directors may purchase the shares sold in the offering under the same terms and conditions as the public investors. Such purchases, if made, will be for investment purposes only and not for redistribution. Such purchases may be made for the purpose of closing the minimum offering.

UNTIL 90 DAYS AFTER THE DATE FUNDS AND SECURITIES ARE RELEASED FROM THE ESCROW OR TRUST ACCOUNT, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

The securities offered hereby are highly speculative and involve a high degree of risk. See the caption "Risk Factors" commencing on page 10.

		TOTAL
	PER SHARE	MINIMUM	MAXIMUM

Public offering price[1]	$1.00	$500,000	$10,000,000
Underwriting discounts and commissions	none	none	none
Proceeds, before expenses, to us2	$1.00	$500,000	$10,000,000

(1)
We plan to offer and sale the shares directly to investors and have not retained any underwriters, brokers or placement agents in connection with this offering. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10 percent of the gross proceeds and 3% non-accountable expenses.

(2)	Before deduction of offering expenses estimated to be $75,000 for the maximum and $15,000 for the minimum to be raised.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                 , 2008

Table of Contents

Summary	4
Risk Factors	9
Use of Proceeds	14
Plan of Distribution	15
Capitalization	16
Dilution	16
Business	18
Management Discussion of Analysis of Condition and Results of Operations	27
Ownership of Common Stock	33
Principal Shareholders	33
Management	35
Certain Transactions	39
Description of Securities	39
Shares Eligible for Future Sale	40
Available Information	41
Dividend Policy	42
Stock Transfer Agent	42
Escrow Agent	42
Experts	43
Legal Matters	43
Index to Financial Statements	F-1

Summary

This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this prospectus.

The Company
Our corporate name is Gisser Automotive Concepts, Inc. We were incorporated in New York on May 22, 1997 by our founder, Daryl K. Gisser. Mr. Gisser formed Gisser Automotive Concepts to capitalize on the increase in market demand in the luxury automobile market that began in 1997.

We build the MEC4. The MEC4 is a hand-built, high-performance, mid-engine, superexotic sports coupe. Our mission is to design, engineer and manufacture the MEC4 superexotic luxury sports coupes to be highly marketable while satisfying the on-going demands of discriminating and affluent sophisticated sports car enthusiasts.

Our principal executive offices are located at 52 Edison Court, Monsey, N.Y. 10952 and our telephone number is (845) 356-8008.

We are in the development stage and have no operating history. No representation is made or implied that we will be able to carry on our activities profitably. Our subsistence is dependent initially upon sufficient proceeds being realized by us from this offering, of which there is no assurance. Proceeds of this offering may be insufficient to enable us to conduct potentially profitable operations or otherwise to engage in any business endeavors. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation of any new business.

Since the incorporation of Gisser Automotive Concepts, Inc., we have not generated any revenue. With limited financial resources, we may not be able to continue as a going concern. We have four officers, seven directors and four employees.

The Offering
The Company is offering a maximum 10,000,000 shares of Common Stock, $.01 par value at an offering price of $1.00 per Share and a minimum of 500,000 shares. The full subscription price will be payable at the time of subscription. The minimum total amount associated with this Offering is $500,000.00, and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted in the amount necessary to meet the minimum requirements.

The Offering will expire on December 31, 2008, unless extended by the Company in its sole discretion. See "The Offering - Structure and Timing of the Offering."

Unless otherwise indicated, the information in this prospectus, irrespective of the date referenced, assumes that there is no exercise of outstanding options or warrants to purchase additional shares. We intend to use the net proceeds of this offering to market the services the company currently offers and initiate new business development and relationships. We shall seek to employ qualified, but as yet unidentified, individuals to manage such business. No assurance can be given that the net proceeds of the maximum number of shares offered in this offering or any lesser net amount will be sufficient to accomplish our goals. In the event that substantially less than the net proceeds from the maximum offering are raised, our plans may be materially and adversely affected in that we may find it even more difficult, if not impossible, to realize our goals See "Risk Factors", "Use of Proceeds" and "Proposed Business."

If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Business
The company builds the MEC4, America’s first independent hand-built, high-performance, mid-engine, superexotic sports coupe. Our mission is to design, engineer and manufacture the MEC4 superexotic luxury sports coupes to be highly marketable while satisfying the on-going demands of discriminating and affluent sophisticated sports car enthusiasts. The MEC4's price positioning limited production should enable the Company to gain a strategic market niche and in-turn create a backlog of orders.

The company is striving to become an independent high-performance, automobile designer and manufacturer of mid-engine, superexotic, hand-built vehicles for the super-luxury and ultra-luxury market segments. We have designed and engineered our superexotic luxury sports coupe to be highly marketable and saleable to a maximum number of discriminating and affluent automobile buyers.

A fiberglass reinforced plastic body was employed rather than other materials due to its versatility and conformity in the complex and compound curves which comprise the unique style of the MEC4. Since the MEC4 is based on a modular rolling chassis, the body is completely unstressed by any demands of the vehicle's structural rigidity and therefore may remain lightweight. This allowed liberal distribution of the vehicle's total weight toward optimizing the structural rigidity and versatility of the chassis. Most classes of professional competition employ the very same configuration in their race car designs for state of the art performance and safety.

Competition
The GAC is positioning the MEC4 as an exclusive superexotic automobile that appeals to the affluent sophisticated buyer whose market can best be described as wealthy and knowledgeable about high-performance automobiles. The Company believes that its strategy of pricing the MEC4 superexotic sports coupe at $118,000 will give it an advantage in the market and places its vehicle in a category with few direct competitors yet potentially many ready consumers. By exhibiting the better performance and styling features of higher priced Exotic/Super-Luxury Automobiles, the MEC4 would be a superior value when placed alongside any other Ultra-Luxury/Prestige Sports Coupe in the lower priced market. Additional models will be offered over the spectrum of the market segment starting at $70,000.

Current Financial Resources
We have engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of our securities under the Securities Exchange Act of 1934, as amended. No revenues were received by us since our formation.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Exchange Act of 1934, and other expenses.

Dependence on Additional Financing
The rate of growth of the Company is somewhat dependent upon the successful completion of this Offering to commence its proposed plan of operation, and the Company may need additional financing to fund its corporate activities. Such financing may come from a variety of sources, including additional equity or debt offerings. No assurance can be given that any future financing, either equity or debt, will be available or, if available, that it can be obtained on terms acceptable to the Company. If such financing is required but is not available, the Company may be forced to significantly restrict, curtail or abandon its activities. This would have an adverse effect on the Company's business and financial condition. There can also be no assurance that the Company will survive as a viable commercial enterprise even if such additional financing is obtained. The issuance of any additional equity after the consummation of this Offering will dilute the ownership interests of the shareholders who purchase Shares in this Offering. See "Proposed Additional Transactions" and "Risk Factors - Dilution."

We believe that our existing capital will be sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses.

Irrespective of whether our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

Risk Profile	An investment in the Shares involves significant risks and is suitable only for persons of substantial financial means who have no need for liquidity from such investment. See "Risk Factors".

In addition to the other information in this Memorandum, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing the Shares offered herein. An investment in the Shares offered herein is speculative in nature and involves a high degree of risk. No investment in the Shares should be made by any person who is not in a position to lose the entire amount of the investment.

Management
The Company’s CEO is Daryl K. Gisser, who has been our President and Chairman of the board of directors since our inception in 1997. Mr. Gisser has gained over 20 years of experience in autobody techniques. His expertise has progressed to steel fabrication, welding, fiberglass construction and thermoforming. Mr. Gisser’s has hands on experience working with varied materials and has designed, engineered and built several fiberglass/composite vehicles. His varied expertise in automotive design development ranges from conceptual sketches and renderings to the execution of three-dimensional clay models, scale and full size, utilized as bucks in the creation of prototypes, molds and tooling for production.

		Common	Preferred
Authorized and		Stock	Stock
Outstanding
Shares of	Authorized:	200,000,000	20,000,000
Stock		$0.01 par value	$2.00 stated value
	Outstanding:
	Prior to Offering:	13,659,333	550,000
	After minimum of Offering is sold	14,159,333	550,000
	After maximum Offering is sold	23,659,333	550,000

Plan of Distribution
This is a direct participation, and with no commitment by anyone to purchase any shares. None of the officers and directors (a) is subject to a statutory disqualification (as defined in Sec. 3(a)(35), (b) is paid commissions or other remuneration for securities transactions, or (c) is an associated person of a broker or dealer. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors. We will amend the registration statement of which this Prospectus is a part following its effectiveness to identify a selected broker-dealer at such time as such broker-dealer sells shares offered in this offering. All proceeds from subscriptions to purchase shares will be transmitted by us and any participating dealer to the escrow account by noon of the next business day after receipt. The shares are offered by us on a "best efforts" 500,000 Share minimum, 10,000,000 Share maximum, basis. In the event that the minimum of 500,000 shares is not sold by December 31, 2008, all proceeds raised will be returned promptly to subscribers in full with interest thereon. Subscribers will not be entitled to a return of funds from the escrow account during the offering period.

Use of Proceeds
Assuming that the entire offering will be sold, then up to the last $75,000 that we raise will be used to pay the expenses of the offering after the escrow is released. We intend to apply substantially all of the net proceeds of this offering (other than the proceeds to be deposited into the escrow account) to build the prototype. See "Use of Proceeds," "Proposed Business" and "Certain Transactions."

Risk Factors
The shares offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risks include, among others: our short period of existence and limited resources; and the discretionary use of proceeds. See "Risk Factors," "Dilution" and "Use of Proceeds."

Escrowed Funds Not to Be Used for Salaries or Reimbursable Expenses

No funds (including any interest earned thereon) will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on our behalf by our officers and directors. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than our board of directors, all of whom are officers. see "Risk Factors," "Use of Proceeds" and "Certain Transactions."

Material Persons

Our officers, directors and major shareholders are the only persons who have been instrumental in arranging our capitalization to date. neither of our officers or directors are acting as nominee for any persons or is otherwise under the control of any person or persons. there are no agreements, agreements in principle, or understandings with regard to compensation to be paid by us to any of our officers or directors.

It is anticipated we may make sales of shares to officers and directors and that such persons may purchase the shares offered hereby. Such purchases shall be made for investment purposes only and in a manner consistent with a public offering of our shares. Such purchases may be used to reach the amount required for closing in the event such amount is not reached as a result of purchases by the general public. Thus the officers and directors could purchase up to 100% of the amount required for closing if no sales are made to new shareholders. Such purchases will increase the equity interests already owned by the officers and directors.

Investors should carefully review the financial statements which are an integral part of this prospectus.

Dealers participating in this offering are required to deliver a copy of the final prospectus to any person who is expected to receive a confirmation of the sale at least 48 hours prior to the mailing of the confirmation.

Risk Factors

The securities offered hereby are highly speculative and involve substantial risks. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. Any of the following risks could cause the value of our common stock to decline.

Our financial status creates a doubt whether we will continue as a going concern for more than 12 months from the date of this prospectus, and, if we do not continue as a going concern, investors may lose their entire investment.

We have nominal assets and limited operations with which to create operating capital. We seek to raise additional capital to promote and advertise our services in an offering of our common stock on Form S-1. If all the shares offered are sold, we will receive up to $10,000,000 proceeds net of expenses to purchase material and equipment to build the prototype. There can be no assurance that such offering will be successful.

We are a development stage company that has a very limited operating history; we never earned any revenues and we may never achieve or sustain profitability.

At April 30, 2008, we had shareholder’s equity of $(71,975) and a working capital deficit of $727,605. We were incorporated on May 22, 1997 and since then our only operations have consisted of research and development and the building of prototypes of our mid-engine, superexotic sports coupe, the MEC4. We have not yet commenced the commercial sale of our product and have no revenues to date. We have absolutely no track record upon which you can evaluate an investment in our shares. We have a limited operating history and very limited indications of product acceptability upon which an evaluation of our proposed business can be based. Our ability to achieve profitable operations is dependent upon a number of factors, including our ability to become a successful market entrant, our ability to effectively manufacture, market and distribute our MEC4 in commercial quantities, our ability to expand our product base in the future, and our ability to successfully market and sell our products. Furthermore, our revenues, expenses and cash flow cannot be predicted with any certainty. Our expenses will be variable based on market conditions and the number of vehicles sold.

We only have $127,859 in cash as of April 30, 2008 and if we are unable to raise more money we will be required to delay, scale back or eliminate key elements of our business plan.

As of April 30, 2008, we had $127,859 in cash available to fund our operations. Our cash requirements have been and will continue to be significant. We anticipate, based on our present operating plan and assumptions, that the maximum proceeds of this offering will be sufficient to satisfy our cash requirements for at least 12 calendar months. However, the shares that are being offered by us under this prospectus are being offered on a best efforts basis, so we may not be able to sell the maximum number, or any particular number, of shares in this offering and the net proceeds from any shares sold may not be sufficient to allow us to accomplish our business objectives.

Further, if we are unable to raise any significant funds in this offering, we will likely be required to seek additional capital from other sources in the future through additional equity or debt financing or credit facilities. Any additional equity financing that we obtain will likely involve substantial dilution to our shareholders, and any debt financing would increase the cost of our debt service requirements. It will be difficult for us to obtain additional capital in the future on acceptable terms or at all. To date, we have made attempts to identify possible sources for funding but have no commitments for any future funding. The type, timing and terms of such funding, if it is available at all, will be determined by prevailing conditions in the financial markets and our financial condition, among other factors. If we cannot obtain the financing we need we may have to significantly curtail or reduce our operations.

RISKS RELATING TO OUR BUSINESS

We may experience significant returns or warranty claims, which would damage our brand, increase our costs and impair our ability to achieve profitability.

Currently, the MEC4 is not available for purchase by the general public. As a result, we have no meaningful data regarding the performance or maintenance requirements of our product or any basis on which we can estimate warranty costs. If we are subject to significant warranty service requirements or product recalls, potential customers may determine that our vehicles are unreliable and may choose not to purchase them. Further, significant warranty service requirements will result in increased costs to us as a result of the costs of repair or replacement of our products and the costs associated with researching and developing solutions to issues raised by warranty claims. Any significant warranty service requirements or product recalls would increase our costs materially and reduce the value of our brand significantly.

The marketing and sale of our products will be subject to significant competition and most if not all of our competitors are better capitalized and much more experienced than us.

Our superexotic automobiles compete in a segment of the automotive market which is highly competitive in style and price. The principal competitive factors affecting the market for our product include product quality, appearance, design, price and distribution capabilities. We may not be able to compete successfully against current and future competitors based on these and other factors. Most of our current and potential business competitors in Ultra and Super-Luxury market segments have achieved a higher level of brand recognition than us, have longer operating histories than us and significantly greater financial, technical, production, distribution, marketing and other resources than us, and could decide at any time to increase their resource commitments in our planned markets. Our competitors include well known companies such as Jaguar, Porsche, Ferrari, Mercedes and BMW. It is possible that existing or future business competitors will develop programs that would significantly impact our ability to compete in our intended market niche.

We do not currently have a distribution channel for the sales of our vehicle and we may not be able to obtain a good distribution channel in the future.

We intend to market our product line through direct sales and the establishment of independent sales representatives on a national and international basis. We do not have any contractual arrangements with any sales and/or authorized service representatives. Our inability to contract with such sales and service representatives will have a material adverse impact on the sales of our MEC4 and future products. Moreover, even if we are able to reach an agreement with an independent sales representative, we can’t be sure that it will be on economic terms that are satisfactory to us or that the sales representatives will be able to successfully develop sales of our product and future products.

Our operations may become subject to significant governmental regulations in the future.

We are in the business of manufacturing motor vehicles. Automobile manufacturers that build vehicles for sale in the United States are regulated by the U.S. Environmental Protection Agency and the US Department of Transportation which among their regulations include environmental and licensing law requirements. Although we are a low volume manufacturer that is not governed by the same regulations as mass manufacturers and we utilize components from OEMs and aftermarket suppliers that have been approved by both agencies for use, there can be no assurance that these regulations will not change in the future. Additionally, we may in the future and for undetermined reasons need to use other components that have not yet been approved for use other than racing or that are not intended for use on normal highways and roads.

Existing governmental regulations and/or the adoption of new, laws, regulations or policies relating to the environment, safety, emissions and/or fuel economy may have a significant impact on how we do business as well as possible higher costs, cash expenditures, and/or sales restrictions.

We and the automotive industry as a whole are governed by and affected significantly by a substantial number of governmental regulations, which vary by state, region and country. In our primary market, the United States, governmental regulation has arisen primarily out of concern for the environment, vehicle safety and the desire to increase fuel economy. In the future, these government regulatory requirements may also complicate our plans for global product development and expansion and may result in substantial expenses that could be unacceptable to our consumers. Costs may exceed $500,000 for crash tests and the necessary approvals from the department of transportation (DOT) in addition to the cost of any vehicles to be tested. Meeting or exceeding the government mandated safety standards is particularly costly since crashworthiness tends to conflict with weight reduction goals in order to meet emissions and fuel economy standards. Other compliance issues with the Environmental Protection Agency (EPA) are not believed to be costly since our business plans include using EPA tested and approved power plants that are already in production. Part of our plans in bringing our vehicles into production was to use as many off the shelf or approved components thereby reducing or eliminating costs for governmental testing and new approvals. In addition, any new government requirements that must be complied with during a product cycle can be substantially more expensive than accommodating these requirements prior to the design of a new product.

Daryl K. Gisser, our Chief Executive Officer, has the power to make all major decisions regarding the company without the need to get consent from any stockholder or other person. He is also the only person knowledgeable about our business, affairs and history and the loss of his services would likely result in the indefinite cessation of our operations and the complete failure of our current business plan.

Daryl Gisser owns 58.10% of the outstanding common and preferred stock and he is our Chief Executive Officer and the Chairman of our board of directors. He, therefore, has the power to appoint and remove directors, to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws. He is in a position to elect all of our directors and to dictate all of our policies.

Furthermore, since Mr. Gisser is our founder, no other person affiliated with, or employed by, us has the same extensive knowledge of our day to day operations or any institutional knowledge regarding our history and past affairs. We currently have an employment agreement with Mr. Gisser as well as other certain key employees. The loss or inability of Mr. Gisser to perform his duties would likely result in the indefinite cessation of our operations and the complete failure of our current business plan. We do currently maintain key man life insurance coverage on Daryl K. Gisser's life in the amount of $1,000,000. We do not maintain insurance on the life of our other executives. The proceeds from any payout on the insurance on Mr. Gisser’s life may not be sufficient to allow us to continue operations in the event of his death. We anticipate the hiring of new employees in connection with the planned expansion of our business. Our future success will depend in significant part on our ability to hire and retain key technical sales and senior management personnel. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel.

MARKET RISKS

No market exists for the trading of our securities and no market may ever develop. Accordingly, you may not have any means of trading the shares you acquire in this offering.

A market does not presently exist for our securities and no assurance can be given that a market will ever develop. Consequently, you may not be able to liquidate your investment in our securities for an emergency or at any time, and the securities will not be readily acceptable as collateral for loans. Although we may endeavor to establish a trading market for our securities in the future, no assurance can be given as to the timing of this event or whether the market, if established, will be sufficiently liquid to enable an investor to liquidate his investment in us.

The application of the "penny stock" rules could adversely affect the market for our stock.

The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

average annual revenue of at least $6 million for each of the last three years.

for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks. We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

provide detailed written disclosure to buyers of current price quotations

In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.

Use of Proceeds

In the table below, we have detailed the minimum amount of capital required for us to operate our business as currently planned. The table also shows how we will use the proceeds of the offering.

	Amount of Net Proceeds
	at 5%(1)	at 100%(1)
Company Proceeds from the Offering	$500,000	$10,000,000
Less: Offering Expenses	$15,000	$75,000
Net Proceeds from Offering	$485,000	$9,925,000
Use of Net Proceeds:
Purchase of Equipment and Material	$101,850	$2,084,250
General Working Capital(2)	$383,150	$7,840,750
Total Use of Net Proceeds	$485,000	$9,925,000

(1)We intend to utilize the proceeds from this offering in the priority set forth in this column whether or not such gross proceeds or a lesser amount are raised. No assurances are given that we will sell any shares.

(2)The working capital (i.e., monies to be used, including but not limited to due diligence, travel and related out-of-pocket expenses, and consulting fees, if any. Working capital also will be used to pay other costs of our operations, including legal fees and costs incurred in filing periodic reports under the federal securities laws. A portion of the gross proceeds raised hereby may be paid to officers, directors and promoters, and their affiliates or associates, for any of their out-of-pocket expenses relating to this offering. We have not established any limit on the amount of the gross proceeds that may be paid to officers, directors and promoters and their affiliates or associates for expenses of the offering. However, a portion of the proceeds raised hereby may be paid to those persons, directly or indirectly, as consultants' fees, advisors' fees, officers' salaries, directors' fees, finders' fees for acquisitions, purchase of shares or other payments, in accordance with an informal understanding among management. Management is not aware of any circumstances under which such policy may be changed.

The net proceeds of this offering may be used, in management's discretion, to make loans (other than to officers and other affiliates); no restrictions exist, other than as set forth above, as to whom loans may be made. Further, no criteria have as yet been established for determining whether or not to make loans, whether any such loans will be secured or limitations as to amount. Outstanding loans may be repaid in part.

We have not and do not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur, except that none of our officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this offering except for reimbursement of out-of-pocket offering expenses. No assurance can be given that any of such potential conflicts of interest will be resolved in our favor or will otherwise not cause us to lose potential opportunities.

None of the proceeds raised hereby will be used to make any loans to our promoters, management or their affiliates or associates of any of our shareholders. Further, we may not borrow funds and use the proceeds therefrom to make payments to our promoters, management or their affiliates or associates.

The following identifies the Use of Proceeds which will enable the Company to commence full operations. Proceeds from a fully subscribed offering will at least take the Company through its first year of production of 70 vehicles, marketing and sales. Management does not anticipate the need for additional funds as orders and deposits are expected to generate a positive cashflow that may also offset the total use of funds:

1.	Staffing - Executive, sales, office and production labor as well as taxes and benefits. Includes labor to produce demo vehicles.

2.
Working Capital - This account will be used to meet operating expense costs less advertising, commissions, salaries and benefits. Includes tooling for increased production, lighting systems, driver information systems and fuel tank molds.

3.	Advertising & Marketing - Magazine, media advertising, shows, auctions, brochures and videos.

4.
Costs of Goods/Inventory - The Company’s planned production is 70 vehicles for the first year. 10 of the 70 are accounted for as demo vehicles. These cost of goods and inventory proceeds will be used to purchase materials at a cost of $35,000 per vehicle for all vehicles to be sold.

5.	Refinancing & Debt - 1) Refinancing of tooling equipment, molds and prototypes necessary for production: and 2) Repayment of loans due and accounts payables.

6.
Demo Vehicles - 10 vehicles to be used for advertising and promotional purposes. These vehicles will include full option packages. Cost of materials is $35,000 each plus options at $30,640 each for a total cost of $65,640 per vehicle.

7.	Fixed Asset Purchases - Purchases of new fixed assets necessary for production, marketing and sales.

Plan of Distribution

This is a direct participation with no commitment by anyone to purchase any shares. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors at $1.00 per share until all shares are sold or until the offering is terminated or December 31, 2008.

Authorized and		Common Stock	Preferred Stock
Outstanding
Shares of Stock	Authorized:	200,000,000	20,000,000
		$0.01 par value	$2.00 stated value
	Outstanding:
	Prior to Offering:	13,659,333	550,000
	After minimum of
	Offering is sold	14,159,333	550,000
	After maximum
	Offering is sold	23,659,333	550,000

Capitalization

This table represents our capitalization as of April 30, 2008 as adjusted to give effect to this offering.

	Actual	Shares at 5%	Shares at 100%
Stockholders Equity
Preferred Stock, $1.80 stated value at date of issuance, $2.00 current stated value
Authorized- 20,000,000 shares
Issued and Outstanding -
550,000 shares	990,000	990,000	990,000
Common Stock, $.01 par value
Authorized- 200,000,000 shares
Issued and Outstanding –
Actual 13,659,333 shares	136,593
@5% 14,159,333 shares		141,593
@100% 23,659,333 shares			236,593
Paid in Capital from Offering		480,000	9,825,000
Additional Paid in Capital	11,940,660	11,940,660	11,940,660
Common Stock to be Issued	6,143,500	6,143,500	6,143,500
Deficit Accumulated	(19,282,728)	(19,282,728)	(19,282,728)

Total Stockholders Equity	$(71,975)	$413,025	$9,853,025

Dilution

We were initially capitalized by the sale of common stock to our founders. The following table sets forth the difference between our founders, subsequent stock distributions and purchasers of the shares in this offering with respect to the number of shares purchased from us, the total consideration paid and the average price per share paid.

Our preferred stock is convertible into common stock at a rate of ten shares of common stock for each share of preferred stock.

Purchasers of our common stock in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The table below assumes that 5% amount of shares offered hereby are sold.

	Shares Issued		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Initially Invested	13,659,333	96%	$(1,081,390)	181%	$(0.079)
New Investors	500,000	4%	$485,000	(81)%	$1.00

Total	14,159,333	100%	$(596,390)	100%	$(0.04)

The table below assumes the maximum amount of the shares offered hereby are sold.

	Shares Issued		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Initially Invested	13,659,333	58%	$(1,081,390)	(12)%	$(0.079)
New Investors	10,000,000	42%	$9,925,000	112%	$1.00

Total(1)	23,659,333	100%	$8,843,610	100%	$0.37

As of April 30, 2008, the net tangible book value of our common stock was $(1,081,390) or ($0.08) per share based on the 13,659,333 shares outstanding. It should also be noted that our net tangible book value is $(91,389) since $990,000 is attributable to our preferred stock and $19,414 is attributed to our intangible patent. "Net tangible book value of common stock" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 10,000,000 Shares, which is the maximum offered in this private placement memorandum, at an offering price of $1.00 per share and after deducting estimated expenses, our pro-forma net tangible book value of common stock as of that date would be $8,843,610 or $0.37 per share, based on the 23,659,333 shares outstanding at that time. This represents an immediate dilution (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of $0.63 per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the following table (amounts are expressed on a per share basis):

(1) Calculations concerning dilution are based on an assumption of the offering being fully subscribed.

The following table represents the dilution per share based on the percentage sold of the total amount of shares being offered.

	Shares	Shares
	5% sold	100% sold
Offering price	$1.00	$1.00
Net tangible book value before offering	$(.079)	$(.079)
Increase attributable to the offering	$0.119	$0.449
Net tangible book value after giving effect to the offering	$0.04	$0.37
Per share Dilution to new investors	$0.96	$0.63
Percent Dilution per share	96%	63%

We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

Business

Business Overview

The company plans to build the MEC4, America’s first independent hand-built, high-performance, mid-engine, superexotic sports coupe. Our mission is to design, engineer and manufacture the MEC4 superexotic luxury sports coupes to be highly marketable while satisfying the on-going demands of discriminating and affluent sophisticated sports car enthusiasts. The MEC4's price positioning limited production should enable the Company to gain a strategic market niche and in-turn create a backlog of orders. Management is confident that these factors and initial market acceptance will result in sales and generate potentially attractive risk-adjusted returns for our shareholders.

The company is striving to become an independent high-performance, automobile designer and manufacturer of mid-engine, superexotic, hand-built vehicles for the super-luxury and ultra-luxury market segments. We have designed and engineered our superexotic luxury sports coupe to be highly marketable and saleable to a maximum number of discriminating and affluent automobile buyers.

We intend to satisfy the demands of these sophisticated sports car enthusiasts who are seeking a high-performance mid-engine sportscar with a powerful and reliable drivetrain, superior handling, acceleration, speed and maneuverability on the road and track coupled with the most innovative electronics and gadgetry the market has to offer. The market desires a vehicle that was highly engineered and distinctly styled with striking appeal to express a consumer’s character and high regard for aesthetics. We have additionally addressed market concerns about safety by incorporating the latest safety features and providing superior passenger comforts and practicality that specialty auto manufacturers normally can not offer.

We further addressed practicality issues by integrating a proven low cost drivetrain package into our superexotic MEC4 sports coupe for ease of serviceability of components and replacement parts availability. The MEC4 base model will be offered with an EPA certified high-performance GM engine. Horsepower upgrades will be accomplished through a supercharging system specifically engineered for the MEC4’s application. The entire package will carry a 24 month/24,000 mile limited warranty. Optional engine packages will be offered by Lingenfelter Performance Engineering or other high-performance engine tuners that may also be modified to higher outputs by utilizing supercharger units creating well over 550 bhp. The MEC4 utilizes a German precision engineered transaxle that similarly carries a 24 month/24,000 mile warranty from the supplier and is a race proven component that is easily serviced with numerous replacement part warehouses throughout the country and internationally.

Management believes that utilizing the extensive dealer and service networks that are already established in the United States and internationally, will provide greater distribution and potential sales and therefore an increased market share. We believe that this maintenance system will earn us higher customer satisfaction and loyalty among other superexotic companies currently in the market by providing buyers practical vehicle service solutions through numerous locations.

We intend to set a $118,000 Manufacturers Suggested Retail Price (MSRP) for the MEC4 to compete in the ultra-luxury/prestige sports coupe market. Due to its phenomenal styling, dynamic performance, assured safety and functional practicality that were all highly emphasized in the design engineering of the vehicle, the MEC4 can easily be classified along with exotics/super-luxury automobiles priced between $150,000 and $1,000,000. The MEC4 is in fact substantially less in price than comparable exotic vehicles in this under-exploited niche and therefore a greater value with marketplace advantages.

We are dedicated to finding less labor intensive methods while producing superior vehicles and products incorporating innovative designs and the highest level of quality, engineering, performance and safety. This commitment to excellence will earn us respect from customers, suppliers and other manufacturers and establish our role in the industry. Our in-house methodologies of designing, engineering and manufacturing will be applied to new products and future vehicles at all price points in the market segment. We believe that this philosophy of producing highly desirable products in additional market segments will further increase our revenues. Management is confident that these factors and the MEC4’s expected initial market acceptance will help us to attain more than the required sales to surpass projected profitability objectives for our shareholders.

The company is a development stage company. It has completed its research and development phase and to date we have accomplished the following:

• Developed production drawings and procedures and specifications for the MEC4.

• Defined a bill-of-materials and identified key suppliers for the first production run of   60 vehicles during the first year of manufacturing.

• Completed all research and development by pioneering the production of molds, jigs and other tooling fixtures and templates to manufacture bodies, chassis and other components for future vehicle runs.

• Produced a fully operational and functioning road ready prototype vehicle and field tested the prototype to arrive at the optimum vehicle dynamics.

• Debuted the MEC4 at the North American International Automobile Show in Detroit, presented it at the New York Auto Show in the Javits Center on or about April 1997 and publicized the MEC4 through television, magazines and other media.

• Established and implemented preliminary marketing and sales programs aimed to generate interest from the general public and dealers for sales.

• Implemented advertising materials, a full color brochure and website.

• Commenced production by completing the first pre-production model MEC4 incorporating all previous research and development and production refinements.

To date, we have not commenced full production but rather have built a fully operational and functioning road ready prototype model of the MEC4 vehicle. In addition we have produced a pre-production MEC4 vehicle that has been used for marketing and demonstration purposes and remains as inventory.

We anticipate on commencing full production of our vehicles once we raise sufficient funds from this offering and complete the advancement of our tooling. In addition, the Company plans on incorporating some new technologies and design features into our product that may take up to 9 months. Management believes that while funds are being raised and the tooling is being updated during this timeframe, certain components of the production will be able to be set up and in place.

Management has set a minimum of 5% of the total offering to enable us to commence the above and initial production of our vehicles assuming the minimum amount of proceeds are obtained.

As mentioned earlier under “Use of Proceeds” the net proceeds from the offering will be used towards the purchase of equipment and materials. The majority of proceeds will be used to build the first production run of the MEC4 while a small percent will be utilized to purchase certain machinery and equipment enabling us set up our facility.

Our Product

General

After years of extraordinary commitment in research and development, Gisser Automotive Concepts’ superexotic MEC4 sports coupe is now available to discerning enthusiasts and collectors. The mid-engine MEC4 is assembled using proven, select, off-the-shelf, high performance and racing parts, as well as other specifically engineered mechanical components manufactured in the USA and Europe. GAC has set a $118,000 Manufacturers Suggested Retail Price (MSRP) for the MEC4 to compete in the Ultra-Luxury/Prestige Sports Coupe market but it can easily be classified along with Exotic/Super-Luxury Automobiles priced between $150,000 and $1,000,000.

At the world debut of the limited production MEC4 mid-engine, prestige sports coupe, designers, engineers and the automotive press were astounded at the aesthetic originality of its form and the abundance of advanced technology lurking beneath its muscular skin.

Phenomenal styling, assured safety, dynamic performance and functional practicality were all highly emphasized in the design engineering of the MEC4. Ultimately, we have achieved our mission to create a “supercar” of dynamic styling which sacrifices none of the amenities, reliability and practicality one would expect from a world class performance car.

We expect to sell the MEC4 over the course of its 3-4 year production run. It will be offered as a base model or a fully personalized vehicle by the specifications provided by each of our future customers. In addition, collision replacement parts for the body and chassis will be made available shortly after full production commences. This captive market for us, being the sole producer of such items, is expected to generate funds in addition to the projected sales.

The MEC4...truly in a niche of its own - The first supercar that can be driven everyday.

Styling

Simplicity, elegance and an overall smooth and integrated body were the driving forces in developing the MEC4's striking styling.

The MEC4 began as an original design in which production issues were considered as a forethought. From concept rendering in the design studio to scale model, extremely close attention was paid to every detail. Once the final concept phase was completed it was translated through CAD (Computer Aided Design) to the full size clay mockup, running prototype and then production model. The utilization of CAD was responsible for the production model’s complete faithfulness to the original styling vision.

A fiberglass reinforced plastic body was employed rather than other materials due to its versatility and conformity in the complex and compound curves which comprise the unique style of the MEC4. Since the MEC4 is based on a modular rolling chassis, the body is completely unstressed by any demands of the vehicle's structural rigidity and therefore may remain lightweight. This allowed liberal distribution of the vehicle's total weight toward optimizing the structural rigidity and versatility of the chassis. Most classes of professional competition employ the very same configuration in their race car designs for state of the art performance and safety.

The fiberglass panels are handlaid with isothalic resin into highly reinforced molds to insure low shrinkage and no warping of completed body components. A total of ninety meticulously hand fabricated molds are required to create the thirty-five curvaceous body panels. This painstaking process insures design conformity, body symmetry and also reduces costs to replace panels damaged due to collision.  While the number of panels ultimately serves to eliminate stress on the body and facilitate ease of cosmetic repair, seams are ingeniously hidden in the MEC4's full body, signature black recess which houses accident avoidance side marker lamps, as well. The virtually seamless taut skin alludes to supersonic aviation tolerances even before the 2-part PPG urethane paint; clearcoat and hardener process is applied. Every MEC4 leaves our factory with an ultra high gloss premium showcar finish in the color of your choice.

The result is a bold and fresh design that gives our sports coupe a unique identity and its owner personal pride and excitement. The softly rounded curves and a low slung fiberglass reinforced plastic body define an aggressive yet seductive stance that is profoundly life like. Even while standing still, the MEC4’s sleek profile alludes to its attributes of power, motion and speed. A short clamshell type hood and sloping nose provides drivers with an immediate view of the road which seems to pass right under their feet. Its integrated ground effects and spoilers appear close to the ground while maintaining 4.5" of ample ground clearance.

Safety Features

Under the MEC4's magnificently sculptured skin is an extremely rugged chassis engineered to provide driver and passenger safety and structural rigidity for enhanced performance. The chassis, like its aerodynamic body, was developed with the assistance of CAD and is constructed using the latest fabrication techniques. MIG welding in a rotating fixture insures a consistently proper fit and precise welds. Reinforcement plates, gussets and torque box construction are employed throughout. Modular design of all chassis sections eases installation and removal for repairs. Any of the four modular main chassis sections, structurally connected to each other using high grade hardware, can be replaced easily if damaged. A longer wheelbase (115.5") improves directional stability and the mid-engine layout provides for a weight distribution of 45%/55%. This contributes to a more centrally located mass for increased steering response and the superior cornering characteristics inherent in mid-engine supercars.

Assured safety has been a major objective in the overall structure and precision engineering of the MEC4. The vehicle is designed to meet DOT requirements. The MEC4 employs a three-dimensional, triangulated steel tube spaceframe, with a heavy gauge high tensile strength occupant safety cage.

Other safety features include:

Reinforced upper side as well as truck gauge lower side impact beams comprising the chassis' perimeter to protect driver and passenger from lateral impact.

Lighter gauge mild steel front and rear sections act as energy absorbers in the event of frontal or rear impact.

A steel undercarriage "X" member increases torsional rigidity and serves as the logical mounting structure for the safety fuel cell. This method isolates suspension components for more precise handling and agility. It also reduces body flex that might result in squeaks, rattles or stress cracks.

The safety fuel cell is centrally mounted to protect it from front, rear and side impacts. Crosslinked polyethelyene is used as the rotomolding material and polyether safety foam is incorporated into its design. Similar fuel cells are utilized throughout auto racing due to their puncture resistance, high deformity and fuel retaining characteristics.

Upper torque struts augmenting the standard engine mounts prevent the drivetrain from twisting while under power and reduces vibrations.

Dual engine retention straps keep the engine secure in the event of frontal impact.

The triple insulated aluminum firewall incorporates 3/8" thick double laminated safety glass isolated in a custom extruded rubber frame to eliminate heat and noise from the cabin.

Bosch ABS (Anti-lock Brake System) controlling four-wheel ventilated disc brakes.

Optional ASR (Acceleration Slip Regulation), which maximizes wheel traction on a variety of road conditions.

Dual air bags in conjunction with 3-point seatbelts further assure occupants' safety.

Engine

To propel the MEC4, the power and reliability of the American made V-8 engine was selected. Modified to racing specs and tolerances, the 383 CI powerplant produces 567 horsepower and is EPA approved. Normal aspiration incorporating the LS-1's sequential port fuel injection assures immediate thrust is available throughout the broad, relatively flat torque band. Extensive competition spec engine modifications utilizing heavy duty performance components are implemented to produce this power and insure durability. The MEC4's engine combines the performance modifications one would find at the track with everyday reliability.

Precision machine work begins with alignment and machining of the block, porting cylinder heads and hand polishing of all worked surfaces. Completing the process, the powerplant undergoes blueprinting and electronic balancing of the rotating assembly then final calibration before installation.

The MEC4 engine also features:

•(5140) steel crankshaft • billet steel connecting rods • forged pistons • plasma piston rings • hydraulic roller camshaft • severe duty stainless steel valves • heavy duty engine bearings •heavy duty dampened springs • titanium valve spring retainers • stainless steel roller rockers • (Bosch) fuel injectors • brass freeze plugs • HD oil pump drive • 58mm billet throttle body •

Transmission

Transmitting this awesome muscle to the pavement is a 5-speed bulletproof German precision engineered transaxle encased in aluminum alloy for strength and weight savings. It has been race proven to over 600 Bhp and has specific high and low end gear ratios to maximize the MEC4’s power. Its close ratios make the V-8's broad power band available at any time and in any gear

Suspension

A sophisticated suspension is a requisite part of the equation. The MEC4 is designed to hug the road and precisely execute driver input while instantaneously providing positive feedback. Drivers execute total command through highly refined suspension systems similar to Formula-1 racing geometries. They have been designed for optimum caster, camber and toe characteristics. The benefits of such exacting engineering are immediately borne out in the MEC4's exceptionally crisp handling and anti-squat / anti-dive characteristics during acceleration and braking. Softer coils possessing more compliant spring rates are possible through this sophisticated geometry. This aspect provides comfort without sacrificing cornering ability or maneuvering capabilities. Additional tuning is performed through the use of front and rear sway bars. The MEC4's setup assures positive and consistent wheel alignment at all four corners for maximum tire contact during any maneuver whatsoever.

Up front, is a fully independent suspension. A short-long a-arm, coil over shock configuration along with precise rack-and-pinion power steering provide the ultimate in response. Both the upper and lower arms are forged in aluminum.

In the rear is a highly refined 5-link independent suspension also engineered with lightweight aluminum. It is comprised of dual upper and lower trailing links and upper and lower transverse links adjustable for camber and toe. Spherical chrome-moly heim-type joints with low friction teflon inserts (TFE) are incorporated for response, wear and lower transmission of road noise to the chassis. Rather than solid axle shafts, often used as an integral link as well as to drive the wheels, the MEC4 utilizes telescoping drive axles. Stresses which may be applied to the transaxle, shafts and bearings are factored out. This results in longer part life and no limitation on wheel alignment during its vertical travel.

Throughout, the extensive use of aluminum componentry, including the knuckles and billet wheels, shod with massive low-profile Goodyear rubber, reduce the MEC4’s unsprung weight.

Functional Practicality

Practicality is uncommon to exotic sports coupes and to date the two have been mutually exclusive. A priority during the initial concept phase was to create a supercar that would provide performance, dependability, comfort and utility on a daily basis. Tall drivers will find necessary head and legroom and a full size trunk that has ample room for stowage of luggage, shopping and sports equipment. All of the amenities one would expect in a luxury coupe, including an ergonomically designed, informative and entertaining interior, power accessories and air conditioning, are all standard features in the MEC4. In the tradition of many supercars, a removable targa roof integrates an open air feeling while retaining the safety of a roll bar. The MEC4 is remarkably dependable and when necessary, may be serviced nationwide at most independent service facilities, auto centers or GM service departments. Easy accessibility, space efficiency, and parts availability at any auto parts supplier or GM dealer reduces man-hours for servicing and leads to more pleasurable driving time. In fact, many owners will find that routine maintenance requires no unusual tools or ability and may opt to perform some service on their own.

The Market for Our Products

The MEC4, a U.S. manufactured mid-engine supercar, is the actualization of more than 30 years of talk in the market by manufacturers, major automobile trade publications and industry analysts who have stated that a growing market exists for this type of niche vehicle. Road & Track has recognized a willingness by customers to pay $150,000 or more for this type of mid-engine superexotic sports coupe.

Gisser Automotive Concepts’ home market, the United States, is the largest and wealthiest market in the world for high-end vehicles. This market has been experiencing phenomenal growth since 1997 in the Ultra-Luxury/Prestige Sports Coupe and Exotic/Super-Luxury Auto segments. The Exotic/Super-Luxury Automobile market is approximately 7,000 units or $1.5 billion annually while the Ultra-Luxury/Prestige Sports Coupe market enjoys over four times the sales volume, more than 30,000 units per year or approximately $3 billion annually. This represented a combined United States market of $4.5 billion.

The global automobile industry is a multi-billion dollar market that continues to grow. The United States, which is our initial proposed target market for our products, is the largest and wealthiest market in the world for high-end vehicles. The U.S. market is experiencing phenomenal growth in the ultra-luxury/prestige sports coupe and exotic/super-luxury automobile markets.

Luxury automobile sales, in general, have experienced a steady growth since 1980 at an average 6.9% increase per year with 75% of those sales in the US. These higher end markets are less cyclical in comparison to the total car market, which is not as recession proof and only increased an average of 2.2% over the same period. Increases in sales were due in part to baby boomers being in their peak earning years, getting richer and representing the largest population group in the developed world with the most buying power. These buyers of high-end luxury goods and vehicles can be found almost anywhere on the globe and are less affected by economic conditions.

Sports car manufacturers who produce ultra-luxury/prestige sports coupes priced between $70,000 and $150,000 such as Porsche, Ferrari and Jaguar have posted record sales in the past few years and continue an upward trend. Industry analysts predict market growth to almost double over the next five years. In anticipation of greater demand, manufacturers have stepped up production and introduced new models. The North American International Automobile Show also recognized the evolving marketplace by the creation of a “Luxury Row” at the NAIAS 2003 to address this $4.5 billon market.

NAIAS 2003 - Rod Alberts, North American International Automobile Show Executive Director, said that the enhanced luxury row at the NAIAS 2003 recognizes the increasing importance of super-premium luxury models from automakers and the growth in luxury car sales, especially in the North American market.

Excerpts from the Market Feasibility Study

Robb Report - Super Car Market: A wave of ultrafast, ultraexpensive cars is hitting U.S. shores. “There’s an incredible thrill to getting behind the wheel of a 200-mph car that’s street legal.”

St. Petersburg Times - Riding High: It’s part of a worldwide boom in super-luxury cars, a boom that is transforming this niche industry to a degree not seen since the Depression-era 1930s. Susan Jacobs, President of Jacobs & Co., a Rutherford, N.J., automotive consultancy says growth will be driven by cars in the sub $200,000 price level.

Automobilwoche - The super-luxuries are sell-outs!

Automotive News - High-Performance Cars: This sporting sector continues to enjoy success with the super-rich still chasing desirable machines.

CNN/Money - Driving in the lap of luxury: Carmakers aim at growing sales of six-figure vehicles.

Forbes Global - The fact is that sales of luxury cars in the United States haven’t contracted in more than 20 years.

AutoWeek - There is one silver lining for car enthusiasts...ultra-luxury cars. “The upmarket potential for the ultra-luxury car segment is great,” says Jim Hall, AutoPacific’s Detroit-based consultant.

MSN Autos - High-End Vehicles Without Rival: The ultimate in luxury and performance High Rollers: So is there really a market for these fantasy-drivers? The answer is a resounding “yes.”
Showcase Magazine - Car Markets Still Thriving: Top car-makers aren’t slowing down...upmarket brands are doing better than ever. Analysts suggest there are more than enough potential buyers to support the new supercar surge.

NAIAS 2003 - Rod Alberts, North American International Automobile Show Executive Director, said that the enhanced luxury row at the NAIAS 2003 recognizes the increasing importance of super-premium luxury models from automakers and the growth in luxury car sales, especially in the North American market.

Autoline Detroit - Automakers Rush into Super Luxury Segment: The luxury market for automobiles is about to be redefined by a wave of very expensive cars.

USA TODAY - Superexpensive cars pack tidy profits, even in small volumes.

Reuters - “Demographics are also on the side of the luxury brands”, analysts said. “The aging baby boomer generation, who are seeing their children move out and their mortgages paid down, can now splurge on an upscale car.” “The big-car market is stable and always is so, “explains Jaguar
Canada President Russell Reynolds.

Automobilwoche (Automotive News) - The demand for premium cars is still growing. Forecasts predict that the premium segment will grow about 50 percent by 2010, twice as much as the volume market.

Special to Cram’s Detroit Business - Auto analysts predict a surge in ultra luxury cars - those priced above $65,000 and many with price tags in six digits. Currently, sales in that category total 100,000 vehicles a year (of which over 30,000 are sports models).

Los Angeles Times - So many expensive vehicles coming to market is a testament to the confidence auto manufacturers have in the growing luxury sector. “It shows that the manufacturers read the market the same way: That the population of people who can afford this type of vehicle is growing.”

Marketing Strategy

GAC is positioning the MEC4 as an exclusive superexotic automobile that appeals to the affluent sophisticated buyer whose market can best be described as wealthy and knowledgeable about high-performance automobiles. The Company believes that its strategy of pricing the MEC4 superexotic sports coupe at $118,000 will give it an advantage in the market and places its vehicle in a category with few direct competitors yet potentially many ready consumers. By exhibiting the better performance and styling features of higher priced Exotic/Super-Luxury Automobiles, the MEC4 would be a superior value when placed alongside any other Ultra-Luxury/Prestige Sports Coupe in the lower priced market. Additional models will be offered over the spectrum of the market segment starting at $70,000.

The Company intends to attain sales through a diversity of marketing techniques. It will continue to display demo vehicles at shows and high-end auctions such as The Barrett Jackson Auction in Scottsdale, Arizona, the Pebble Beach Concours d’Elegance and Kruse International now owned by EBAY.

Major manufacturers in the auto industry, such as PPG and Goodyear, have recognized the advantage of becoming sponsors for such a high profile item as the MEC4. GAC will continue the relationships it has developed with these companies and strive to involve them along with other past sponsors in future joint advertising programs. GAC will identify companies in related advertising demographics to engage possible cross pollination advertising opportunities in the media. Similarly, GAC will continue to develop strategic alliances with companies such as Lingenfelter Performance Engineering. LPE is renown amongst auto enthusiasts, including the racing circuits, as the premiere performance engine builder in the USA. GAC will strive to align itself with companies such as LPE along with the cross promotional opportunities inherent in such a relationship that will position the MEC4 with a higher degree of credibility in the industry.

The MEC4 will initially be marketed through a dealer network that will be established by us in the early months of operations. Simultaneously, vehicles will be marketed through us as factory direct sales to affluent automotive enthusiasts interested in purchasing a low volume superexotic that is exclusive and reliable. Management will devote substantial efforts to the international markets once initial sales commence. We should be ready to meet reasonable dealership sales and will be fulfilling a small percent of direct sales within six to twelve months of funding. To support our projections of sales, we have allocated a substantial portion of proceeds for advertising, marketing and the promotion of our product. Included in this budget are funds for media advertising, demo vehicles and promotional materials.

We intend to attain sales through a diversity of marketing techniques. We will initiate a selective automobile dealer arrangement as one of the primary sales avenues and will continue to display demo vehicles at shows and auctions. We will also initiate a direct-mail sales effort to owners of Exotic/Super-Luxury Automobiles, Ultra-Luxury/Prestige Sports Coupes, aircraft and yachts, as well as other potential affluent buyers. Media advertising will play an important role in creating the right image and obtaining exposure of our vehicles. Alternative methods are also under consideration in order to give our unique product an unconventional approach.

We intend to market the MEC4 through the proper combination of the following approaches:

•	Selective dealer arrangements with regional exclusivities
•	Advertising in upscale publications such as Robb Report and duPont Registry.
•	Direct mailing to current owners of prestige sports coupes, exotic cars and the affluent.
•	Exhibits at major auto shows and participating in auto auctions such as Kruse International.
•	Appearances at automobile club and racing events as well as cultural events and concerts.
•	A home page on the internet....www.gisser.com

Management will also use a number of secondary approaches to keep the MEC4 in the public’s eye:

•	Driving demo vehicles in affluent areas with the Company website prominently displayed.
•	Featuring the MEC4 in a movie or television series.
•	Sponsorships, alliances and joint or cooperative advertising.
•	Testimonials and endorsements from high profile celebrities, personalities and sports figures.
•	Offering the vehicle to modeling agencies and fashion photographers for use in photo shoots.
•	Merchandising and licensing utilizing the MEC4’s high profile image.
•	Retaining a qualified public relations and marketing firm.

Management Discussion and Analysis of Financial Condition and Results of Operations

Current Financial Condition

As of April 30, 2008, we had $127,859 in cash available to fund our operations. At the same date of April 30, 2008, we had shareholder’s equity of $(71,975) and a working capital deficit of $727,605.

Our cash requirements have been and will continue to be significant. This includes our monthly expenses not related to the production of our vehicles but rather daily, legal and accounting expenses related to registering the Company’s shares and basic operational expenses. We estimate that without any additional funds we can keep the Company operational for the next twelve months which may help us identify other sources of funding.

“Best Efforts” – Minimum and Maximum Sales

We plan to conduct our offering as a “best efforts” basis since there has been no formal commitment for any amount of capital either through individual subscribers or NASD Broker-Dealers. Should the minimum net proceeds from the offering in the amount of $485,000 be available, the Company will be able to carry out its basic operations, prototype modifications and R&D and limited planned production over the next twelve months. We anticipate hiring a number of employees proportionate to the number of vehicles we would be able to produce with the minimum proceeds. This is estimated at 10 employees with varying degrees of technical expertise. The Company will continue to seek out additional sources of the required funding.

Should the maximum net proceeds from the offering in the amount of $9,925,000 be available be available, the Company will be able to carry out full operations, prototype modifications and R&D and assuming all the previous is completed, the commencement of planned production of 70 vehicles over the next twelve months. We anticipate hiring a number of employees proportionate to the number of vehicles we would be able to produce with the maximum proceeds. This is estimated at more than 30 employees with varying degrees of technical expertise. The Company will not have the need to seek out additional sources of the required funding if fully subscribed or close to it and believes these funds will sustain us well into the second year and sales.

It is anticipated that if either the minimum or maximum sales levels of the offering are obtained, that all planned research and development will be able to be completed. Similarly the Company has allocated for the leasing of a suitable facility to conduct these operations and may consider the purchase of a building should the maximum net proceeds be available and it be more economically beneficial for the Company. Equipment purchases will also be increased or financed should they be required at each level of sales and production.

Cash Requirements

In order to fund projects, it is our intent to raise net proceeds of $9,925,000 from this public offering. This will allow us to reduce the time frame to become fully operational from several years to less than one year. The following summarizes anticipated cash requirements to achieve these goals. Should we not raise the net proceeds from this offering we would have to acquire debt to fund the aforementioned cash requirements.

Need for Additional Personnel

It is anticipated that the number of employees may triple during the next twelve months, even with our outsourcing many tasks. This assumes that the majority of proceeds are obtained.

Liquidity and Capital Resources

We remain in the development stage and, since inception, have experienced no significant change in liquidity or capital resources or stockholder's equity.

We will carry out our plan of business as discussed above.

Should funding from the proposed offering not be available, the Company may be able to come to an informal arrangement with the President to obtain the necessary funds as debt financing to complete the aforementioned modifications, planned R&D and prototypes. This may insure that past and future shareholders will not sustain losses from any type of cessation of operations while simultaneously forwarding the Company’s goals; however, it has not been formalized or can be guaranteed.

Going Concern

Our accountant’s report contains a going concern paragraph meaning that to date we have been operational although at times to a limited capacity. Our objective is to remain a going concern, and as previously mentioned, we have no plans to cease operations, declare bankruptcy or liquidate any of the Company’s assets and may have extra funds available as debt financing.

As shown in the accompanying financial statements, which include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading, the Company has incurred cumulative net operating losses of $19,282,728 through April 30, 2008 since inception, has a stockholders’ deficit, negative working capital, and is considered a company in the development stage. Management’s plans include the raising of capital through the equity markets to fund future operations and the generating of revenue through its business. Failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. Our auditors have concluded in their accountant’s report that these matters raise substantial doubt about the Company’s ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Loans Payable

Previous loans are and have been due. However, the lenders have received a portion of their past due loan principal only and have been lenient since they are also directors in the Company and wish to see its success. We do not expect that they will press for principal or interest amounts that may put the Company as a whole at risk. The only third party commitment is the aforementioned informal arrangement with our President.

Results of Operations

We have engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of our securities under the Securities Exchange Act of 1934, as amended. No revenues were received by us since our formation.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Exchange Act of 1934, and expenses associated with locating and evaluating acquisition candidates. We anticipate that until a business combination is completed with an acquisition candidate, we will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Substantially all of our working capital needs subsequent to this offering will be attributable to the identification of a suitable target, and thereafter to effectuate a business combination with such target. Such working capital needs are expected to be satisfied from the net proceeds of this offering. Although no assurances can be made, we believe we can satisfy our cash requirements until a business combination is consummated with 10% of the net proceeds derived hereby. Because of the possible indefinite period of time to consummate a business combination and the nature and cost of our expenses related to our search for and analysis of a target, there can be no assurances that our cash requirements until a business combination is consummated will be satisfied with 10% of the net proceeds of this offering. Prior to the conclusion of this offering we currently anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, escrow agent fees and transfer agent fees. See "Risk Factors."

We do not foresee that we would enter into a merger or acquisition transaction with any business with which its officers or directors are currently affiliated. Should we determine in the future, contrary to the foregoing expectations, that a transaction with an affiliate would be in our best interests and our stockholders, we are in general permitted by law to enter into such a transaction if:

(1) The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; orsa

(2) The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to us as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

Need for Additional Financing

We believe that our existing capital will be sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year. Accordingly, in the event we are able to complete a business combination during this period, we anticipate that our existing capital will be sufficient to allow us to accomplish the goal of completing a business combination. There is no assurance, however, that the available funds will ultimately prove to be adequate to allow us to complete a business combination, and once a business combination is completed, our needs for additional financing are likely to increase substantially.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses.

Irrespective of whether our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

Critical Accounting Policies

The preparation of the financial statements requires the use of estimates and assumptions. These affect the classification and valuation of assets, liabilities, income, expenses and contingent liabilities. Estimates and assumptions mainly relate to the useful life of noncurrent assets, the discounted cash flows used in impairment testing and the establishment of provisions for litigation, pensions and other benefits, taxes, environmental protection, inventory valuations, sales allowances, product liability and guarantees. Estimates are based on historical experience and other assumptions that are considered reasonable under the circumstances. Actual values may vary from the estimates. The estimates and the assumptions are continually reviewed.

To enhance the information content of the estimates, certain provisions that could have a material effect on the financial position and results of operations are selected and tested for their sensitivity to changes in the underlying parameters. To reflect uncertainty about the likelihood of the assumed events actually occurring, the impact of a 5 percent change in the probability of occurrence is examined in each case. Analysis has not shown other provisions to be materially sensitive.

Critical accounting and valuation policies and methods are those that are both most important to the portrayal of the Company’s financial position, results of operations and cash flows, and that require the application of difficult, subjective and complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain and may change in subsequent periods. The critical accounting policies that we disclose will not necessarily result in material changes to our financial statements in any given period but rather contain a potential for material change. While not all of the significant accounting policies require difficult, subjective or complex judgments, the Company considers that the following accounting policies should be considered critical accounting policies.

Intangible assets and property, plant and equipment

At April 30, 2008 the Company had intangible assets with a net carrying amount of $19,414 and property, plant and equipment with a net carrying amount of $634,857. Intangible assets with finite useful lives and property, plant and equipment are amortized over their estimated useful lives. The estimated useful lives are based on estimates of the period during which the assets will generate revenue.

Intangible assets with finite useful lives and property, plant and equipment are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may no longer be recoverable. Goodwill and intangible assets with indefinite useful lives must be tested annually for impairment. In compliance with SFAS No. 142 (Goodwill and Other Intangible Assets), impairment losses are measured by comparing the carrying amounts to the fair value for intangible assets and to implied fair value for goodwill. Where it is not possible to estimate the impairment loss for an individual asset, the loss is assessed on the basis of the discounted cash flow for the cash-generating unit to which the asset belongs. Estimating the discounted future cash flows involves significant assumptions, especially regarding future sales prices, sales volumes and costs. The discounting process is also based on assumptions and estimations relating to business-specific costs of capital, which in turn are based on country risks, credit risks as well as additional risks resulting from the volatility of the respective line of business. The present value of future cash flows measures an asset’s value based on our continuing use of the asset and its retirement at the end of its useful life.

Stock based compensation

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123R related to accounting for stock-based compensation. As a result, stock options are measured based on the grant-date fair value of the award.

Forward-looking Information

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect our future financial position and operating results. The words "expect" "anticipate" and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. We make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Financial Planning and Historical Information

The Issuer has not registered any of its shares to date and has relied on several exemptions via its offerings of common stock. The Issuer organized a federally exempt Regulation D 504 offering after incorporating. The majority of funds were raised from September through December of 1997 with a minimal amount in early 1999 under the same Regulation D 504 exemption as claimed by the Issuer. The nature and extent of the Issuer’s business operations and business purpose that corresponds to this point in time that shares were issued was primarily to conduct development of its products and to enable the Issuer to meet the ongoing daily business expenses. The Issuer was able to obtain loans as another means to meet these financial requirements through late 1999.

From 2000 through late 2003 after funds were used to upgrade tooling and build the first preproduction inventory, the Issuer continued with its development stage, deferring salaries and eliminating expenses. Funds that were obtained to carry the Issuer’s company through this period were primarily loans. In mid 2003, Management continued to struggle with the ongoing demands of capital formation and finally was able to organize subsequent offerings and issuances of shares.

Again from late 2003 through the later part of 2005 the Issuer organized and relied on federally exempt Regulation D 506 offerings of common stock. Common shares during this period were offered and sold for $1.00 to $3.50.

The nature and extent of the Issuer’s business operations and business purpose that corresponds to this point in time that shares were issued was primarily to conduct the offerings and to enable the Issuer to meet the ongoing daily business expenses. Some funds were directed to the further development of its pre-production products as well as marketing materials and website.

The Issuer also spent considerable funds to clean up the Company and bring all records current relating to its financial statements and corporate standing.

Some funds were used to pay the enormous debt obligations which were collateralized by the primary assets of the Company that without which would render the Company inoperable.

The Issuer initially offered its common shares to subscribers immediately after incorporating on May 22, 1997. All subscribers were solicited directly by officers of the Company pursuant to a federally exempt, Regulation D, Rule 504 offering with common shares offered at $1.00 each. Subscribers consisted of friends and family of the Issuer amongst other acquaintances known to the management of the Company. The majority of these shareholders subscribed through the early part of 1999.

During the later part of 2003, the Company organized a Regulation D, Rule 506 offering with common shares being offered at $2.00 per share. The Company continued to offer its shares through the later part of 2005 via other Regulation D, Rule 506 offerings at offering prices of $2.00 to $3.50 per share. The better part of all Investors that were solicited subscribed to the offering.

Domestic investors were introduced to the Company through a few existing contacts and were then solicited directly by Management. They were presented with the Company’s offering and related materials to review. Each shareholder submitted a subscription agreement to the Company to determine if the subscription was acceptable.

In early 2004 as the Issuer organized and was conducting its Regulation D 506 offerings, it simultaneously organized a Regulation S 506 to offer and sell its shares to offshore investors. Most of the funds raised from 2004 through late 2005 were from offshore investors. The Issuer used consultants to obtain potential investors and then directly solicited each investor by sending a full Due Diligence Kit via FedEx for which the Issuer has each record. The Issuer’s Due Diligence Corporate Information package included the Issuer’s: Corporate Profile, Confidential Business Plan, Investment Highlights, Regulation S - Offering Summary, Regulation S - Subscription Agreement, Press Release, Website Link and CD. The Issuer has kept records from each investor including a signed Subscription Agreement for each Offshore Shareholder. Not all who were forwarded a Due Diligence package subscribed, however, the subscribers were the majority. The issuer has approximately 100 offshore shareholders.

As a result of all offerings which came in over time rather than one payment, the Issuer was able to continue its daily operations and to cover the expenses related to a project of this magnitude. The Issuer has accomplished a reverse financing or sorts by being able to repay a substantial portion of its outstanding loans. Lenders at this time were long held off already of implementing the transfer and possession of Company assets as part of the loan terms. No proceeds from any offerings were utilized towards salaries which are reflected as deferred salaries payable in the Company’s financial statements. Rather, any officers’ loans outstanding which were substantially less than the cumulative salaries payable, were paid in part from proceeds of previous offerings.

No NASD firms participated in the Issuer’s offerings.

United States Patent Number D374,847 was granted to Daryl K. Gisser on October 22, 1996 for the ornamental design for a automobile body. Daryl K. Gisser assigned the patent to the Issuer on the Date of Incorporation. It may be searched to be shown and described on the United States Patent Website: http://www.uspto.gov by searching the patent number. The patent is valid for 14 years and expires on October 21, 2010.

The Issuer had a debut of the MEC4 superexotic sports coupe at the North American International Automobile Shows (NAIAS) on or about the time of incorporation in 1997. Since that time the Company has relocated its Corporate offices and operations several times. During this period there have been limited manufacturing and production activities, namely the updating of tooling and the completion of one pre-production MEC4 vehicle over the next several years through October 31, 2002. From this date and currently, much of the Corporate records and production tooling is in temporary storage as the Company identifies a more suitable permanent location to commence production. As such the formal records pertaining to the NAIAS including the staff representative that placed the MEC4 at the event are not available. In lieu of those records, the Company wishes to submit several photographs from the New York Auto Show which will support the claim that the Company debuted its product at the NAIAS. (Please see attached photos, NAIAS 2, 4, 9, 10, 15, 17, of the MEC4 display on the lower level of the Jacob K. Javits Convention Center, New York. Please note the NAIAS directional display as NAIAS 17 and also in NAIAS 10).

Before the Issuer decided to enter into the niche ultra-luxury and superexotic automobile market, the founders performed preliminary market research. After reviewing the steady growth since 1980 compared to the mass vehicle market while also reviewing analysts’ forecasted growth, it was decided by the founders to enter the market by initially designing a prototype vehicle.

After incorporating the Company, Management prepared the basis of their market projections which were based on recent market data and industry analysts in the Ultra-Luxury/Prestige automotive market segment of sales being approximately 30,000 units annually. Projected Company sales are in units below reflecting projected segment growth over the next five years to 50,000 - 60,000 units. The more conservative figures of 50,000 units annually were used here.

	First Year	Second Year	Third Year	Fourth Year	Fifth Year
Vehicles	60	160	240	320	400
Market Size	30,000	35,000	40,000	45,000	50,000
Market Share	.20%	.46%	.60%	.71%	.80%

During the first year of production, the Company will produce 70 vehicles of which 10 will be retained for marketing and sales promotion purposes. (see Marketing) The remaining 60 will be sold.

Ownership of Common Stock

The Company’s authorized capitalization is currently comprised of 200,000,000 shares of $.01 par value per share Common stock and 20,000,000 of $2.00 stated value per share Preferred stock. Of these, 23,659,333 shares of Common will be outstanding following the completion of this Offering. Assuming that the maximum number offered hereunder of 10,000,000 Common Shares are sold, insiders will own 46.74% of the Company's issued and outstanding common stock. See "Management" and "Risk Factors - Control by Management."

In addition, shares of authorized Common stock will be reserved for employee benefit plans and directors stock option plans. The details of eligibility and operation of these plans will be established by the Board of Directors at a later date.

Upon completion of the corporate reorganization, the distribution of the Company Common and Preferred stock will be as follows. See * below,

Owner	Shares	Percent
	Common Stock:

Insiders	11,059,019	46.74%
Other Existing Shareholders	2,600,314	10.99%
New Stock Sale to Private Investors	10,000,000	42.27%
Total Shares Outstanding	23,659,333	100.00%

Preferred Stock	550,000

Principal Shareholders

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 30, 2008, by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Act of 1934 (the"Exchange Act") who is known by us to own beneficially 5% or more of the common stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares. The total number of common shares authorized is 200,000,000 shares, each of which is $.01 per share par value. 3,044,553 shares have been issued to parties owning less then 5% of the outstanding shares, three (3) of which parties are directors. 13,659,333 shares have been issued and are outstanding as follows:

Principal Shareholders Showing Both Classes of Stock Common and Preferred
Note: Percent Owned is total Controlling Interest in Company of both Classes together

		Shares Beneficially			Shares Beneficially
		Owned Prior to Offering			Owned After Offering
		Number	Percent		Number	Percent

Daryl K. Gisser	Comn.	5,982,066	31.22%	Comn.	5,982,066	20.52%
	Pref.	515,000	26.88%	Pref.	515,000	17.66%
			58.10%			38.18%

Nolan M. Gisser	Comn.	1,020,973	5.33%	Comn.	1,020,973	3.51%
	Pref.	15,000	0.78%	Pref.	15,000	0.51%
			6.11%			4.02%

Herman G. Gisser	Comn.	1,741,948	9.09%	Comn.	1,741,948	5.97%
	Pref.	10,000	0.52%	Pref.	10,000	0.34%
			9.61%			6.32%

Rivkah Nachmias	Comn.	1,869,793	9.76%	Comn.	1,869,793	5.86%
	Pref.	10,000	0.52%	Pref.	10,000	0.35%
			10.28%			6.22%

Total shares of
Controlling (group of 4)
Shareholders	Comn.	10,614,780	55.40%	Comn.	10,614,780	36.40%
	Pref.	550,000	28.71%	Pref.	550,000	18.86%
			84.11%			55.26%

Other Directors
(Group of 3)
Less than 5%	Comn.	444,239	2.32%	Comn.	444,239	1.52%
	Pref.	0	0%	Pref.	0	0%
			2.32%			1.52%

Outside Shareholders	Comn.	2,600,314	13.57%	Comn.	12,600,314	43.21%
	Pref.	0	0%	Pref.	0	0%
			13.57%			43.21%

Total shares	Comn.	13,659,333	100.00%	Comn.	23,659,333	100.00%
Outstanding	Pref.	550,000	100.00%	Pref.	550,000	100.00%

Directors and officers as a group - 11,059,019 shares

Daryl K. Gisser, President/CEO and Nolan M. Gisser, Vice President are siblings and each is a son of Herman H. Gisser and Rivkah Nachmias.

Management

There are currently seven (7) occupied seats on the Board of Directors. The following table sets forth information with respect to the directors and executive officers.

NAME	AGE	OFFICE, SERVICE	DATE COMMENCED

Daryl K. Gisser*	44	President, Chief Executive Officer, and Director	1997
Nolan M. Gisser*	47	Vice-President and Director	1998
Rivkah Nachmias*	70	Treasurer and Director	1997
Herman G. Gisser*	74	Secretary and Director	1997
Richard Brown*	75	Director	2000
Thomas G. Haff*	57	Production Manager and Assembly & Finishing Specialist	2000
John J. Schramm*	66	Chief Financial Officer and Director	2004
* Indicates Board Member

All directors will hold office until the next annual stockholder's meeting and until their successors have been elected or qualified or until death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Onr officers serve at the discretion of the board of directors. We intend to increase the board from its present seven members by adding outside directors at our next shareholders meeting.

Our management team brings more that thirty years of experience in the fields critical to the success of the corporation. They involve but are not limited to management, the clinical practice of medicine, medical marketing, consumer education and quality assurance.

The officers and directors are set forth below.

➢	Daryl K. Gisser:
President /CEO and Director:

Mr. Gisser has been our President and CEO since our inception in 1997. He has long been involved in many aspects of the automotive business. He operated an automobile customizing business that involved the rebuilding, refinishing and painting of complete vehicles to the addition of custom body components. Mr. Gisser has gained over 20 years of experience in autobody techniques. His expertise has progressed to steel fabrication, welding, fiberglass construction and thermoforming. Mr. Gisser’s has hands on experience working with varied materials and has designed, engineered and built several fiberglass/composite vehicles. His varied expertise in automotive design development ranges from conceptual sketches and renderings to the execution of three-dimensional clay models, scale and full size, utilized as bucks in the creation of prototypes, molds and tooling for production. Mr. Gisser is a graduate of Syracuse University and holds degrees in Engineering and Design.

➢	Nolan M. Gisser:
Vice President and Director:

Mr. Gisser joined GAC as Vice President-Director in 1998 bringing 25 years of diverse career experience in business operations from management and administration to public relations, sales and marketing, working primarily with high net-worth individuals. From 1997 through 2003, he concurrently provided consulting services as Marketing Director for New York Design Studio, an Internet marketing firm. Previously, Mr. Gisser served as Director of Marketing for Ultimate Diamond of New York City, a manufacturer of large certified diamonds, from 1994 through 1997 and as Vice President and Technologist for Ambulatory Services of America, a firm providing specialized medical diagnostics, from 1990 through 1994. Mr. Gisser is a graduate of the State University of New York at Albany and holds a degree in Experimental Psychology with a focus upon Human Factors Research and Human Machine Interfacing, drawing upon extensive studies in the fields of Cognitive and Clinical Psychology; Probability Theory; Statistical, Computer, Social and Physical Sciences.

➢	Rivkah Nachmias:
Director and Treasurer:

Ms. Nachmias has been treasurer and a director since inception in 1997. During the course of Ms. Nachmias' 35 years business career she has been employed by numerous companies and has provided them with extensive bookkeeping, accounting, office management, administration and personnel management services. Prior to joining us, Ms. Nachmias was the office and financial manager of several high-end wholesale and retail jewelry sales and manufacturing companies; Twin Star, Inc., Ambuy Gems, Diadem Manufacturing, Inc. and Ben Mellen & Son, Inc. all in the heart of New York’s Jewelry District. Her responsibilities included day-to-day operations and processes, management of accounts receivables and payables and computing and processing payroll. Ms. Nachmias provided extensive record keeping and developed their inventory systems, set up financial and tax computing systems and revamped operations. She additionally performed sales functions to wholesalers and the public. Ms. Nachmias holds a Bachelor's Degree in Social Sciences from Adelphi University, Garden City, NY and continued on by completing Master's Degree courses in Business Administration, Psychology and Sociology.

➢	Herman G. Gisser:
Director Secretary:

Mr. Gisser has been Director of Sales and Marketing since inception in 1997. Mr. Gisser has over forty years of business administration and sales experience and a keen knowledge of auditing and inventory control. He has over ten years experience in insurance as leading salesman for John Hancock and was a Sales Manager for Guardian Life. He was Captain in the USAF for 20 years and performed efficiency audits for the USAF Auditor General under the General Accounting Office to evaluate management’s control of supply organizations on bases in the Far East under the FEAF Headquarters Command. His analysis resulted in important cost saving recommendations to Commanding Officers of numerous USAF organizations. From 1999 through 2003 and concurrently while serving as Director for GAC, Mr. Gisser was Marketing Director for FAPS, Inc., an Independent Sales Organization (ISO) of credit card terminals and services, who provides E-Commerce virtual capabilities for new website operations. In addition, he assisted in the sales of Remote Surveillance Systems for FAP’s Inc. through the implementation and supervision of its Telemarketing department. Mr. Gisser is a Distinguished Military Graduate of Bowling Green State University with a degree in Advertising and Marketing. He is fluent in Japanese, studied Aircraft Engineering, post graduate, at USAF Pilot School, Bartow, FL and received an Auditing Degree from the USAF Auditor General.

➢	Richard Brown:
Director:

Mr. Brown has been a director since January 2000. Mr. Brown is Founder and President of American World, a consulting company that specializes in working with entrepreneurs. He brings his clients over 30 years experience with "real world" ventures coupled with senior sales and management positions. Mr. Brown also has strong financial and business experience and is very adept at creative marketing and sales strategies. He has created and implemented many business plans, both for clients and his own ventures by utilizing his business abilities and funding expertise. Computer Retailing Magazine once selected Mr. Brown as one of the 32 most influential people in the PC industry.
Mr.  Brown is an experienced, sophisticated entrepreneur and was Founder and VP of Sales and Marketing for ScanCenters of America. He has also held executive management positions at Trident Micro Systems, Genoa Systems, Minuteman Information Systems, Digital and the Computer Store. Mr. Brown is a graduate of Salem State College, MA and holds a Bachelor of Science in Mathematics & Education. He later completed Graduate Courses in Computer Sciences at UCLA, CA and an Intelligence Agents Course at Counter Intelligence Corps, US Army, Ft. Holabird, MD. Mr. Brown is an expert and fluent in ACT, PowerPoint, Excel, Lotus 1-2-3, Freelance, MS/Word and Internet amongst his technical skills.

➢	Thomas G. Haff :
Director, Production Manager/Assembly and Finishing Specialist:

Mr. Haff has been Director and Production Manager/Assembly Finishing Specialist since January 2000. Mr. Haff is an expert in autobody and coach repair, welding, frame and unibody repair, custom and specialty fabrication and the most current aspects of the coatings and refinishing industry. He began to acquire his skills at a very young age while attending high school in upstate NY through the federally funded Auto Body Program at the BOCES Training Facility. After high school Mr. Haff joined the USMC and served our country in Vietnam as a member of the Communications Battalion attaining the rank of E-5 in only 20 months. Due to his organizational skills he was assigned many responsibilities including the inventory and control of communications and other equipment. Prior and concurrent to Mr. Haff’s addition to our board and since 1994, he owned and operated Classic Cars, Inc., an automotive company catering to the antique, classic, exotic and specialty automotive restoration industry.

➢	John J. Schramm:
Director/CFO:

Mr. Schramm has been a director since January, 2004. He has been Managing Director of Automotive Associates International, LLC since 1996, a corporate development consulting firm specializing acquisitions and divestitures in the international automotive industry. He has also been President of Development Associates, Inc., since 1993, a new product development consulting firm. Prior to this he was Executive V.P. and CFO of Dynaforce Corporation, a manufacturer of HVAC systems, and CFO of Telstar Satellite systems, a public company. Earlier he founded and was CFO of a venture capital funded start-up company. He was Director of Corporate Development for Westinghouse Electric Corporation where he implemented over two dozen acquisition and divestment transactions, plus a number of internal ventures and operations improvement activities. He was appointed CEO of an acquired company for Westinghouse. Mr. Schramm’s background includes extensive new product design, engineering and testing with United Technologies and General Dynamics, consulting in new product introductions and marketing, implementing new ventures, conducting business valuations and due diligence studies. He has hands-on experience in managing ownership transition of businesses acquired from founding entrepreneurs. Mr. Schramm is a past President of the New York Chapter of the Association for Corporate Growth. He holds an MBA from the University of Connecticut and a degree in Engineering from Stevens Institute of Technology.

Executive Advisory Board

We will establish an informal executive advisory board, appointed by Mr. Daryl K. Gisser. The role of the executive advisory board is to be available to assist our management with general business and strategic planning advice upon request from time-to time. Accordingly. the executive advisory board members intend to devote themselves part-time to our affairs.

Executive Compensation

No officer or director has received any compensation. Until the Company acquires additional capital, it is not intended that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. See "Certain Relationships and Related Transactions." The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

The Company has employed the law firm of Miles Garnett, Esq. for providing legal services in connection with registration of the Company's shares.

Stock Options

We have not adopted any formal stock option plans to reward and provide incentives to our officers, directors, employees, consultants and other eligible participants.

Other Transactions

All transactions between our company and its officers. directors and 5% or more shareholders will be on terms no less favorable to the Company than that which could be obtained from independent third parties.

Directors' Compensation

Members of the executive advisory board will receive payment for their services, travel and other expenses incurred in connection with attendance at each meeting.

Indemnification of Officers and Directors

At present we have not entered into individual indemnity agreements with our officers or directors. However, our by-laws contain a provision which requires us to indemnify any director or officer or former director or officer against actual expenses incurred in defending any legal action where they are a party by reason of being or having been a director or officer. However we are not required to indemnify any such person who is found to be liable for negligence or misconduct in their performance of their duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

Directors and Officers Insurance

We are exploring the possibility of obtaining directors and officers ("D & O") liability insurance. We have obtained several premium quotations but have not entered into any contract with any insurance company to provide said coverages as of the date of this offering. There is no assurance that we will be able to obtain such insurance.

Keyman Life Insurance

Life insurance on key personnel is expected to be purchased after the effective date of this offering in amounts up to $1 million, 50% payable to the Company and 50% payable to family beneficiaries. We are planning to purchase such insurance towards the cross purchase of shares from the estate of an officer or director and to provide us with the capital to replace the executive loss (executive search for successor, etc.). The costs of such insurance is not expected to be material.

Conflicts of Interest

None of our officers will devote more than a portion of their time to the affairs of the Company. There will be occasions when the time requirements of our business conflict with the demands of the officers' other business and investment activities. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to us.

Our management intends to actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. Members of management acquired their shares for services rendered at a price ranging from $0.01 to $1.00 per share, and the total purchase price for all presently issued and outstanding shares, was $136,594, which was paid in cash. It is anticipated that a substantial premium may be paid by the purchaser in conjunction with any sale of shares by members of our management which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to members of our management to acquire their shares creates a conflict of interest for them and may compromise their state law fiduciary duties to our other shareholders. In making any such sale, members of our management may consider their own personal pecuniary benefit rather than our best interests and our other shareholders, and the other shareholders are not expected to be afforded the opportunity to approve or consent to any particular buy-out transaction involving shares held by members of our management.

Certain Transactions

We shall not make any loans to any officers or directors following this offering. Further, we shall not borrow funds for the purpose of making payments to our officers, directors, promoters, management or their affiliates or associates.

None of our officers, directors, or affiliates has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by us through security holdings, contracts, options, or otherwise. Although this situation could arise.

We have adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock or in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, we are unable to predict whether or in what amount such a stock issuance might be made.

It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to any of our directors or executive officers, or to any other affiliate of the Company except as described under "Executive Compensation" above.

We maintain a mailing address at the residence of our company’s president, for which the company pays rent, and for which we anticipate paying rent in the future. We anticipate that our office will be moved, but cannot predict future office or facility arrangements with our officers, directors or affiliates.

Description of Securities

All material provisions of our capital stock are summarized in this prospectus. However the following description is not complete and is subject to applicable New York law and to the provisions of our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

We are authorized to issue 200,000,000 shares, at a par value of $.01 per share. As of the date of this prospectus, there are 13,659,333 shares outstanding. After giving effect to the offering, the issued and outstanding capital common stock of the Company will consist of 23,659,333 shares. This assumes that 10,000,000, which is the maximum number of shares offered hereunder, are sold through our self underwriting

You have the voting rights for your shares. You and all other holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. You have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

You have dividend rights for your shares. You and all other holders of common stock are entitled to receive dividends and other distributions when, as and if declared by the Board of Directors out of funds legally available, based upon the percentage of our common stock you own. We will not pay dividends. You should not expect to receive any dividends on shares in the near future. This investment may be inappropriate for you if you need dividend income from an investment in shares.

You have rights if we are liquidated. Upon our liquidation, dissolution or winding up of affairs, you and all other holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding common stock are, and the common stock offered hereby, when issued in exchange for the consideration paid as set forth in this Prospectus, will be, fully paid and nonassessable. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the liquidation value of your shares.

You have no right to acquire shares of stock based upon the percentage of our common stock you own when we sell more shares of our stock to other people. This is because we do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares, result in a dilution of our percentage ownership that you hold.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of $2.00 stated value Preferred Stock. Under our Articles of Incorporation, the Board of Directors has the power, without further action by the holders of the common stock or preferred stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the New York Department of State a Certificate of Amendment defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Department of State, or copies thereof may be obtained from us upon request.

550,000 shares of our Preferred Stock have been designated as Series A Preferred Stock and all of such shares are issued and outstanding as voting preferred. Each share of voting preferred provides the holder with ten votes in matters that come before the shareholders for such vote. In addition, the voting preferred Stock carries a 5% dividend to be paid in either cash or common stock at the company’s option. Said dividend is cumulative and will accrue to the extent it is not declared and paid by the board. If the dividend is to be paid in cash, it must be paid out of our earnings, after taxes. If we elect to pay the dividend in common stock we may do so and our board of directors determines the price at which such dividend distribution occurs.

Our preferred stock is convertible into common stock at a rate of ten shares of common stock for each share of preferred stock.

Shares Eligible for Future Sale

Upon completion of this offering, we will have 23,659,333 common shares issued and outstanding assuming all the 10,000,000 maximum number of shares offered herein are sold through our self underwriting. The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate" (as that term is defined under the Act) who will be subject to the resale limitations of Rule 144 promulgated under the Act.

There will be approximately 12,358,795 shares outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

The common stock owned by insiders, officers and directors are deemed "restricted securities" as that term is defined under the Securities Act and in the future may be sold under Rule 144, which provides, in essence, that a person holding restricted securities for a period of one (1) year may sell every three (3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of our issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four (4) calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two (2) year holding period. Additionally, common stock underlying employee stock options granted, to the extent vested and exercised, may be resold beginning on the ninety-first day after the Effective Date of a Prospectus, or Offering Memorandum pursuant to Rule 701 promulgated under the Securities Act.

As of the date hereof and upon completion of the offering, none of our common stock (other than those which are qualified by the SEC in connection with this offering) are available for sale under Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the Common stock. Our officers, directors and certain of our security holders have agreed not to sell, transfer or otherwise dispose of their common stock or any securities convertible into common stock for a period of 12 months from the date hereof.

Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such common stock after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period.

There has been no public market for our common stock. With a relatively minimal public float and without a professional underwriter, there is little or no likelihood that an active and liquid public trading market, as that term is commonly understood, will develop, or if developed that it will be sustained, and accordingly, an investment in our common stock should be considered highly illiquid. Although we believe a public market will be established in the future, there can be no assurance that a public market for the common stock will develop. If a public market for our common stock does develop at a future time, sales by shareholders of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.

Available Information

We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 relating to the common stock offered hereby. This prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us, the common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved.

The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of such site is <http://www.sec.gov>.

We intend to furnish to our shareowners annual reports containing audited consolidated financial statements certified by independent public accountants for each fiscal year and quarterly reports containing unaudited consolidated financial statements for the first three quarters of each fiscal year.

  We will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including Exhibits to the information that is incorporated by reference unless the Exhibits are themselves specifically incorporated by reference). Any such request shall be directed to the President of Gisser Automotive Concepts, Inc., Mr. Daryl K. Gisser, 52 Edison Court, Monsey, New York 10952; Tel.# (845) 356-8008.

Within five days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of each subscriber, we will promptly provide our stock transfer agent the information to issue shares.

You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section beginning on page 5. Therefore, you should not place undue reliance upon these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Dividend Policy

We have never declared or paid cash dividends on our common stock and anticipate that all future earnings will be retained for development of our business. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, capital requirements, our financial conditions and general business conditions.

Our Series A Preferred Stock carries a dividend equal to 5% of the original purchase price of such preferred stock. This dividend may be paid, at our option, in cash or in shares of our common stock. This dividend accrues to the extent it is not declared and paid each year. If we elect to pay the dividend in cash, it must be paid out of our earnings, after taxes. If we elect to pay the dividend in common stock we may do so and our board of directors determines the price at which such dividend distribution occurs, however, the most recent or current share value, which is determined by the last private sale of our common shares, is divided by one-third and the resulting number is used to determine the number of common shares to be issued in lieu of cash.
The following outlines the preferred stock dividends since inception to our four directors and officers who are the only holders of such stock:

Period	Dividend Due	Per Share Amount	Common Shares Issued
(Year Ended)	(if taken in cash)	(1/3 last share price)	(in lieu of cash dividend)

April 30, 1998	$55,000	$0.167	330,000
April 30, 1999	$55,000	$0.333	165,000
April 30, 2000	$55,000	$0.333	165,000
April 30, 2001	$55,000	$0.333	165,000
April 30, 2002	$55,000	$0.333	165,000
April 30, 2003	$55,000	$0.333	165,000
April 30, 2004	$55,000	$0.333	165,000
April 30, 2005	$55,000	$0.833	66,000

The following outlines the arrearages in preferred stock dividends to our four directors and officers who are the only holders of such stock that have not been issued. These dividends can be taken in common stock in lieu of cash and have been outlined below as if they will be taken in lieu of cash:

Period	Dividend Due	Per Share Amount	Common Shares Issued
(Year Ended)	(if taken in cash)	(1/3 last share price)	(in lieu of cash dividend)

April 30, 2006	$55,000	$1.167	47,143
April 30, 2007	$55,000	$1.167	47,143
April 30, 2008	$55,000	$1.167	47,143

Stock Transfer Agent

Our transfer agent and registrar of the Common Stock is 1st Global Stock Transfer, L.L.C., 7361 Praire Falcon Road, Suite 1110, Las Vegas, NV 89128

Escrow Agent

All securities issued in connection with this offering and the gross proceeds from the offering shall be deposited promptly into an escrow account maintained by an "insured depository institution." Wire transfer instructions are shown in the subscription documents.

The deposit account records of the insured depository institution shall provide that funds in the escrow account are held for the benefit of the purchasers named and identified in accordance with section 330.1 of the regulations of the Federal Deposit Insurance Corporation [12 CFR 330.1], and the records of the escrow agent, maintained in good faith and in the regular course of business, shall show the name and interest of each party to the account.

Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released. The registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances. Securities held in the escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law.

Upon acquisition of a business the funds will be released providing the fair value of the business or the assets to be acquired represents at least 80% of the maximum offering proceeds. A post effective amendment will accordingly be filed and within five days after, each purchaser of securities will be notified in accordance with the law. Said business must be acquired within 18 months after the effective date of the initial registration or the funds will be returned.

Experts

Our financial statements of Gisser Automotive Concepts, Inc. as of and for the years ended April 30, 2008 and April 30, 2007 have been audited by Ross & Company CPA, PLLC, 536 Veterans Memeorial Hwy, Hauppauge, N.Y. 11788, Tel. 631- 979-3141, Fax 631-979-3996, independent auditors, as set forth in their report included herein and incorporated herein by reference. Such financial statements have been included in reliance upon such report given upon their authority as experts in accounting and auditing.

Legal Matters

There is no past, pending or, to our knowledge, threatened litigation or administrative action which has or is expected by our management to have a material effect upon our business, financial condition or operations, including any litigation or action involving our officers, directors, or other key personnel.

The Law Offices of Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, N.Y.11509, Tel. #(516) 371-4598, will pass upon certain legal matters relating to the Offering.

There is no underwriter for this offering. therefore, offerees will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter to be involved in the preparation of disclosure and the pricing of the common stock offered hereby among other matters. As we have never engaged in the public sale of our common stock. we have no experience in the underwriting of any such offering. Accordingly. there is no prior experience from which investors may judge our ability to consummate this offering. In addition, the common stock is being offered on a "best efforts" basis. Accordingly, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering.

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2008 and 2007

CONTENTS

Report of Independent Registered Public Accounting Firm	Page	F 1

Balance Sheets		F 2

Statements of Operations		F 3

Statements of Cash Flows		F 4

Statement of Stockholders’ Equity		F 5

Notes to Financial Statements		F 10

Ross & Company CPA, PLLC
636 Veterans Memorial Hwy.
Hauppauge, NY 11788
631-979-3141
www.rosscompanycpa.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Gisser Automotive Concepts, Inc.
New York, NY

We have audited the accompanying balance sheets of Gisser Automotive Concepts, Inc. (a Development Stage Enterprise) as of April 30, 2008 and 2007 and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2008 and 2007 and the results of its operations and its cash flows for each of the two years in the period ended April 30, 2008, in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred cumulative losses of $19,282,728 through April 30, 2008 since inception, has negative working capital, and there exist uncertain conditions the Company faces relative to its ability to obtain capital and operate successfully. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note G, certain amounts in the accompanying financial statements have been restated retroactively to the date of inception. These restatements are in connection to the incorrect classification of preferred and common stock issued to the President for acquisition of patent, equipment and prototype. These restatements do not, in any way, change our opinion of the representations presented.

/s/ Ross & Company CPA, PLLC

Hauppauge, NY
August 19, 2008

F 1

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

BALANCE SHEETS

	April 30,	April 30,
	2008	2007
	(as audited)	(as restated)
CURRENT ASSETS
Cash	$127,859	$150,109
Inventory	130,185	130,156
Total Current Assets	258,044	280,266

EQUIPMENT AND PROTOTYPE, net of accumulated depreciation of $726,676 and $640,497, respectively	634,857	720,627

OTHER ASSETS
Deposits	1,358	1,358

INTANGIBLE ASSETS
Patent, net of amortization of $35,586 and $32,350, respectively	19,414	22,650
	20,772	24,008
Total Assets	$913,673	$1,024,901

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$11,107	$11,107
Accrued expenses	0	0
Interest payable to related parties	354,252	263,677
Accrued salaries to related parties	234,000	938,722
Loans payable to related parties	386,289	249,933

Total Current Liabilities	985,649	1,462,439

STOCKHOLDERS’ EQUITY
Cumulative 5% preferred stock, stated value $1.80 authorized 20,000,000 shares, 550,000 shares issued and outstanding	990,000	990,000
Common stock authorized 200,000,000 shares; par value $0.01; issued and outstanding 13,659,333 and 12,854,669 shares at April 30, 2008 and April 30, 2007, respectively	136,593	128,548
Paid-in capital	11,940,660	11,009,983
Common stock to be issued	6,143,500	3,577,500
Deficit accumulated during the development stage	(19,282,728)	(16,143,568)
Total Stockholders’ Equity	(71,975)	(437,537)
Total Liabilities and Stockholders’ Equity	$913,673	$1,024,901

See accompanying notes to financial statements.

F 2

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

			For the Period
			May 22, 1997
	Year Ended April 30,		(Inception) to
	2008	2007	April 30, 2008
	(as audited)	(as restated)	(unaudited &
			derived from
			restated)
COSTS AND EXPENSES
Selling, general and administrative	$2,962,622	$1,992,163	$9,384,961
SG&A - Stock-based compensation	0	0	8,553,763
Depreciation and amortization	89,414	94,319	762,262
Total Costs and Expenses	3,052,036	2,086,482	18,700,986

OTHER EXPENSE (INCOME)
Interest earned	(3,871)	(8,915)	(22,185)
Interest expense	90,575	62,797	602,197
Taxes	420	403	1,730
Total Other Expense (Income)	86,124	54,285	581,742

NET LOSS	$(3,139,160)	$(2,140,767)	$(19,282,728)

COMMON STOCK TO BE ISSUED
For Options	$1,176,000	$192,500	$1,973,500
For Other Reasons	1,225,000	1,225,000	4,170,000
	$(2,401,000)	$(1,417,500)	$(6,143,500)

DIVIDENDS TO PREFERRED STOCK HOLDERS	$(165,000)	$(165,000)

NET LOSS AVAILABLE TO COMMON STOCK HOLDERS	$(5,705,160)	$(3,723,267)

NET LOSS PER COMMON SHARE (BASIC AND DILUTED)	$(0.4)	$(0.3)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	13,659,333	12,854,669

See accompanying notes to financial statements.

F 3

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS

			For the Period
			May 22, 1997
	Year Ended April 30,		(Inception) to
	2008	2007	April 30, 2008
	(as audited)	(as restated)	(unaudited &
			derived from
			restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,139,160)	$(2,140,767)	$(19,282,728)
Adjustments to reconcile net loss to cash flows used in operating activities:
Stock based compensation	0	0	8,553,763
Depreciation and amortization	89,414	94,319	762,262
Increase (decrease) in operating assets:
Accounts payable and accrued expenses	0	(16,900)	11,107
Deposits	0	555	(1,357)
Inventory	(28)	(121)	(130,184)
Interest payable	90,575	61,597	354,252
Accrued salaries	(704,722)	226,000	234,000
Net Cash Flows Used In Operating Activities	(3,663,921)	(1,775,317)	(9,498,885)

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for equipment and prototype	(407)	(3,709)	(453,672)
Net Cash Used in Investing Activities	(407)	(3,709)	(453,672)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from related parties	137,358	73,759	820,871
Salaries payable repayment	938,722	0	938,722
Common stock to be issued	2,566,000	1,582,500	6,143,500
Sale of common stock	0	10,000	2,096,762
Net Cash Flows from Financing Activities	3,642,080	1,666,259	9,999,855

INCREASE (DECREASE) IN CASH	(22,250)	(107,767)	47,298
CASH, BEGINNING OF PERIOD	150,109	257,876	80,561
CASH, END OF PERIOD	$127,859	$150,109	$127,859

SUPPLEMENTAL CASH FLOW INFORMATION
Issuance of common stock for non cash transactions	$938,722		$9,036,769
Common Stock to be Issued (for Options)	1,176,000	192,500	1,973,500
Common Stock to be Issued (for Other Reasons)	1,225,000	1,225,000	4,170,000
Common Stock to be Issued (for Dividends in lieu of cash)	165,000	165,000	330,000
	$3,504,722	$1,582,500	$15,510,269

See accompanying notes to financial statements.

F 4

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)
For the Period May 22, 1997 (Inception) to April 30, 2008

STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional		Accumulated	Total Stockholders
	(As Restated)		(As Restated)		Paid In Capital	Subscription	Deficit	Equity (Deficit)
	Shares	Amount	Shares	Amount	(As Restated)	Receivable	(As Restated)	(As Restated)
Issuance of stock for patent, equipment and prototype @$1.80 per share	500,000	$900,000						$900,000
Issuance of stock for labor @$1.80 per share	50,000	90,000						90,000
Issuance of stock for labor @$0.10 to $0.50 per share			112,500	$1,125	$23,625			24,750
Issuance of stock for patent, equipment and prototype @ $0.01 per share			1,200,000	12,000				12,000
Issuance of stock for deferral of salary and loan payments, and preferred dividends in lieu of cash @$1.00 per share			535,000	5,350	529,650			535,000
Issuance of stock for cash @$0.50 per share			172,000	1,720	84,280			86,000
Loss for year ended April 30, 1998							$(709,282)	(709,282)
Balance April 30, 1998	550,000	990,000	2,019,500	20,195	637,555		(709,282)	938,468
Issuance of stock for labor @$0.10 to $0.50 per share			245,730	2,457	51,604			54,061
Issuance of stock for cash @$1.00 per share			2,500	25	2,475			2,500
Issuance of stock for deferral of salary and loan payments, and preferred dividends in lieu of cash @$0.50 per share			720,000	7,200	352,800			360,000

See accompanying notes to financial statements.
F 5

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)
For the Period May 22, 1997 (Inception) to April 30, 2008

STATEMENT OF STOCKHOLDERS’ EQUITY (CONTINUED)

	Preferred Stock		Common Stock		Additional		Accumulated	Total Stockholders
	(As Restated)		(As Restated)		Paid In Capital	Subscription	Deficit	Equity (Deficit)
	Shares	Amount	Shares	Amount	(As Restated)	Receivable	(As Restated)	(As Restated)
Issuance of stock for labor @$0.50 per share			691,775	6,918	338,969			345,887
Loss for year ended April 30, 1999							(646,606)	(646,606)
Balance April 30, 1999	550,000	990,000	3,679,505	36,795	1,383,403		(1,355,888)	1,054,310
Issuance of stock for labor @ $0.25 to $1.00 per share			20,000	200	7,800			8,000
Issuance of stock for equipment @1.00 per share			10,000	100	9,900			10,000
Issuance of stock for deferral of salary and loan payments, and preferred dividends in lieu of cash @$1.00 per share			570,000	5,700	564,300			570,000
Issuance of stock for salaries @$1.00 per share			49,000	490	48,510			49,000
Loss for year ended April 30, 2000							(1,179,342)	(1,179,342)
Balance April 30, 2000	550,000	990,000	4,328,505	43,285	2,013,913		(2,535,230)	511,968
Issuance of stock for labor @ $1.00 per share			5,000	50	4,950			5,000
Issuance of stock for deferral of salary and loan payments, and preferred dividends in lieu of cash @$1.00 per share			525,000	5,250	519,750			525,000
Net loss for year ended April 30, 2001							(730,716)	(730,716)
Balance April 30, 2001	550,000	990,000	4,858,505	48,585	2,538,613		(3,265,946)	311,252
Issuance of stock for labor @$1.00 per share			1,000	10	990			1,000

See accompanying notes to financial statements.
F 6

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)
For the Period May 22, 1997 (Inception) to April 30, 2008

STATEMENT OF STOCKHOLDERS’ EQUITY (CONTINUED)

	Preferred Stock		Common Stock		Additional		Accumulated	Total Stockholders
	(As Restated)		(As Restated)		Paid In Capital	Subscription	Deficit	Equity (Deficit)
	Shares	Amount	Shares	Amount	(As Restated)	Receivable	(As Restated)	(As Restated)
Issuance of stock for deferral of salary and loan payments, and preferred dividends in lieu of cash @$0.50 per share			520,000	5,200	254,800			260,000
Net loss for the year ended April 30, 2002							(492,532)	(492,532)
Balance April 30, 2002	550,000	990,000	5,379,505	53,795	2,794,403		(3,758,478)	79,720
Issuance of stock for labor @ $0.50 per share			325,826	3,258	159,655			162,913
Issuance of stock for salaries @$1.00 per share			2,675,751	26,757	2,648,994			2,675,751
Issuance of stock for assets @ $1.00 per share			32,924	329	32,595			32,924
Issuance of stock for deferral of salary and loan payments, and preferred dividends in lieu of cash @$1.00 per share			470,000	4,700	465,300			470,000
Issuance of stock for deferral of interest payment @$1.00 per share			759,380	7,594	751,786			759,380
Issuance of stock for debt @$1.00 per share			493,867	4,939	428,642			433,581
Net loss for year ended April 30, 2003							(4,290,807)	(4,290,807)
Balance April 30, 2003	550,000	990,000	10,137,253	101,372	7,281,375		(8,049,285)	323,462
Issuance of stock for labor @$1.00 per share			190,500	1,905	188,595			190,500

See accompanying notes to financial statements.
F 7

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)
For the Period May 22, 1997 (Inception) to April 30, 2008

STATEMENT OF STOCKHOLDERS’ EQUITY (CONTINUED)

	Preferred Stock		Common Stock		Additional		Accumulated	Total Stockholders
	(As Restated)		(As Restated)		Paid In Capital	Subscription	Deficit	Equity (Deficit)
	Shares	Amount	Shares	Amount	(As Restated)	Receivable	(As Restated)	(As Restated)
Issuance of stock for cash @$1.33 per share			255,000	2,550	335,520			338,070
Issuance of stock for salaries @$1.00 per share			200,000	2,000	198,000			200,000
Issuance of stock for deferral of salary and loan payments, and preferred dividends in lieu of cash @$1.00 per share			520,000	5,200	514,800			520,000
Issuance of stock for cash not collected						(5,000)		(5,000)
Net loss for year ended April 30, 2004							(1,121,740)	(1,121,740)
Balance April 30, 2004	550,000	990,000	11,302,753	113,027	8,518,290	(5,000)	(9,171,025)	445,292
Issuance of stock for deferral of salary and loan payments, and preferred dividends in lieu of cash @$1.00 per share			421,000	4,210	416,790			421,000
Cash received for subscriptions receivable						5,000		5,000
Issuance of stock for cash $2.00 to $2.50 per share			515,287	5,153	1,009,933			1,015,086
Issuance of stock for deferral of salary and loan payments, and preferred dividends in lieu of cash @$1.00 per share			130,000	1,300	128,700			130,000
Issuance of stock for deferred interest payments @$1.00 per share			5,000	50	4,950			5,000

See accompanying notes to financial statements
F 8

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)
For the Period May 22, 1997 (Inception) to April 30, 2008

STATEMENT OF STOCKHOLDERS’ EQUITY (CONTINUED)

	Preferred Stock		Common Stock		Additional		Accumulated	Total Stockholders
	(As Restated)		(As Restated)		Paid In Capital	Subscription	Deficit	Equity (Deficit)
	Shares	Amount	Shares	Amount	(As Restated)	Receivable	(As Restated)	(As Restated)
Issuance of stock for labor @$1.00 per share			212,021	2,120	209,901			212,021
Net loss for year ended April 30, 2005							(1,884,917)	(1,884,917)
Balance April 30, 2005	550,000	990,000	12,586,061	125,861	10,288,564		(11,055,942)	348,482
Issuance of stock for cash @ $2.50 to $3.50 per share			241,751	2,418	642,688			645,106
Issuance of stock for labor @$2.50 to $3.50 per share			19,000	190	63,810			64,000
Net loss for year ended April 30, 2006							(2,946,859)	(2,947,859)
Balance April 30, 2006	550,000	990,000	12,846,812	128,469	10,995,062		(14,002,801)	(1,890,271)
Issuance of stock for cash $3.50 per share			2,857	29	9971			10,000
Issuance of stock for labor @$1.00 per share			5,000	50	4,950			5,000
Net loss for year ended April 30, 2007							(2,140,767)	(2,140,767)
Balance April 30, 2007	550,000	990,000	12,854,669	128,547	11,009,983		(16,143,568)	(4,016,038)
Issuance of stock for salaries @$1.17 per share			804,664	8,046	930,676			938,722
Net Loss for period ended April 30, 2008							(3,139,161)	(3,139,161)
Balance April 30, 2008	550,000	$990,000	13,659,333	$136,593	$11,940,659		$(19,282,728)	$(6,216,477)

See accompanying notes to financial statements.

F 9

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS
April 30, 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Gisser Automotive Concepts, Inc. (the “Company”) was incorporated May 22, 1997 in the State of New York. The Company designs automobiles and has developed a prototype for future production. The prototype is a high performance, mid-engine sports coupe.

Going Concern

As shown in the accompanying financial statements, the Company has incurred cumulative net operating losses of $19,282,728 through April 30, 2008 since inception, has a stockholders’ deficit, negative working capital, and is considered a company in the development stage. Management’s plans include the raising of capital through the equity markets to fund future operations and the generating of revenue through its business. Failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

The cumulative balances included in these statements have not been audited because it would be impracticable to do so at this time.

Cash Equivalents

For purposes of reporting cash flows, cash equivalents include investment instruments purchased with a maturity of three months or less. There were no cash equivalents in 2008 or 2007.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development

The Company’s policy is to expense all research and development costs incurred. The amount of Research and Development, classified within General and Administrative expenses, that has been expensed for April 30, 2008 and 2007 was $765.26 and $2,888.63 respectively.

F 10

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
April 30, 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development (continued)

Costs that have an alternative future use, such as tools, molds and prototype automobile are capitalized and depreciated as per SFAS No. 2.

Other costs that have an alternative future use connected solely to the inventory automobile are capitalized and not depreciated as per SFAS No. 2, and have been included within the balance sheet caption “Current Assets - Inventory.”

The Company has two vehicles that were referred to in the filing either within the editorial or Financial Statements of our SB-2 filing. The first vehicle is referred to as the prototype which was acquired from our president on the day of incorporation. The Company’s policy was to depreciate this vehicle. As of July 31, 2007 this asset has been depreciated to its full value of approximately $170,675. The second vehicle noted in the Financial Statements is referred to as inventory which has a future or alternative use. This second vehicle is being held in Inventory for future sale. It is the Company’s policy to capitalize all expenses related to the production of this asset and has been noted on our balance sheet as approximately $130,185. Unlike other capitalized assets, it is the Company’s policy not to depreciate this asset.

Property and Equipment and Depreciation

Property and equipment is stated at cost and is depreciated using the straight line method over the estimated useful lives of the respective assets. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

Net Loss Per Common Share

The Company computes per share amounts in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share”. SFAS No. 128 requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to Common Stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of Common Stock and Common Stock equivalents outstanding during the periods. This calculation also includes Common Stock to be Issued. These are shares of stock that have been earned but not yet issued for various reasons. These are also included in Diluted EPS in order to give a more accurate representation.

Stock-Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation” prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights.

F 11

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
April 30, 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (continued)

SFAS No. 123(R) requires employee compensation expense to be recorded using the fair value method. This standard was effective as of the first interim or annual fiscal period that began after December 15, 2005. The Company accounts for employee stock based compensation in accordance with the provisions of SFAS 123 (R), and has since its adoption. For non-employee options and warrants, the company uses the fair value method as prescribed in SFAS 123(R), and has done so since inception.

Business Combinations and Goodwill

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations”. SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method.

In June 2001, the FASB issued SFAS NO. 142, “Goodwill and Other Intangible Assets”, which the Company adopted during 2005. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairment of goodwill.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS No. 144 changes the accounting for long-lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and by establishing a primary-asset approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for long-lived assets to be held and used. SFAS No. 144 changes the accounting for long-lived assets to be disposed of other than by sale by requiring that the depreciable life of a long-lived asset to be abandoned be revised to reflect a shortened useful life and by requiring the impairment loss to be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. SFAS No 144 changes the accounting for long-lived assets to be disposed of by sale by requiring that discontinued operations no longer be recognized at a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur, and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished operationally, and for financial reporting purposes, from the rest of the entity.

Inventory

Inventory consists of a completed automobile and parts and supplies utilized in the production of the automobile. The inventory is valued at cost on a first in, first out basis.

F 12

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
April 30, 2008

NOTE B - EQUIPMENT

Equipment consists of the following at:

	April 30,	April 30,	Average Useful
	2008	2007	Life in Years
Machinery and equipment	$38,381	$38,381	7
Prototype automobile	170,675	170,675	5
Tools and molds	1,052,500	1,052,500	15
Web site	73,150	73,150	3
Furniture and fixtures	26,827	26,419	5
	1,361,533	1,361,125
Less: accumulated depreciation	726,676	640,499

	$634,857	$720,626

NOTE C - RELATED PARTY TRANSACTIONS

The Company has loans from individuals who are related to the Chief Executive Officer of the Company or who are stockholders of the Company. The loans are secured by the Company’s assets and bear interest at the rate of 10% to 15% per annum. The total loans outstanding at April 30, 2008 and 2007 aggregated $386,289 and $249,933, respectively. The total loan balance outstanding due the President and Chief Executive Officer at April 30, 2008 was $253,717.

During the year ended April 30, 2008, the President advanced the Company an additional $174,557 and was repaid $36,000.

The company also has agreements with the note holders to issue shares of the Company’s common stock for loans or interest which are not repaid timely and if the note holders agree to defer the payments. In addition, the Company has agreements with its employees to issue shares of the Company’s common stock for salaries which are not paid timely and if the employees agree to defer salaries. During the year ended April 30, 2008, no shares were issued for the deferrals of salaries, loans or interest but are due in the amount of 397,143 common shares.

Expenses related to the upkeep of the Company’s website were paid to a party related to the President.

NOTE D - INCOME TAXES

The Company has adopted Financial Accounting Statement SFAS No. 109, Accounting for Income Taxes. Under this method, the Company recognizes a deferred tax liability or asset for temporary differences between the tax basis of an asset or liability and the related amount reported on the financial statements. The principal types of differences, which are measured at the current tax rates, are net operating loss carry forwards. At April 30, 2008 and April 30, 2007, these differences resulted in a deferred tax asset of approximately $6,648,954 and $5,550,248, respectively.

F 13

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
April 30, 2008

NOTE D – INCOME TAXES (CONTINUED)

SFAS No. 109 requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Since realization is not assured, the Company has recorded a valuation allowance for the entire deferred tax asset, and the accompanying financial statements do not reflect any net asset for deferred taxes at April 30, 2008 and April 30, 2007.

Any amounts listed on the income statement for the payment of taxes refers only to the New York State minimum tax based upon the Capital Base of the company. This amount was $421 and $403 for April 30, 2008 and 2007.

The Company’s net operating loss carry forwards amounted to approximately $19,282,728 at April 30, 2008 which will expire through 2026.

NOTE E - STOCKHOLDERS’ EQUITY

During the year ended April 30, 1998, the Company issued 500,000 shares of its preferred stock to the President and Chief Executive Officer for a patent, equipment and prototype automobile. The shares were valued at $1.80 per share and were recorded under the caption patent, equipment and prototype on the balance sheet.

During the year ended April 30, 1998, the Company issued 50,000 shares of its preferred stock to the President and Chief Executive officer for labor services. The shares were valued at $1.80 per share and were recorded as stock based compensation having an aggregate value of $90,000.

During the year ended April 30, 1998, the Company issued 112,500 shares of its common stock valued at $0.10 to $0.50 per share for labor services. The shares had a value of $24,750 and were recorded as stock based compensation.

During the year ended April 30, 1998, the Company issued 1,200,000 shares of its common stock valued at $0.01 per share to the President and Chief Executive Officer for a patent, equipment and prototype automobile contributed. The shares had a value of $12,000 and were recorded under the caption of patent, equipment and prototype on the balance sheet.

During the year ended April 30, 1998, the Company issued 535,000 shares of the common stock valued at $1.00 per share for the deferral of salary and loan payments in consideration of late payments, and preferred stock dividends in lieu of cash. The aggregate consideration of $535,000 was recorded as stock based compensation.

During the year ended April 30, 1998, the Company issued 172,000 shares of its common stock to unrelated third parties valued at $0.50 per share for cash except for 4,000 shares issued to a related party.

F 14

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
April 30, 2008

NOTE E - STOCKHOLDERS’ EQUITY (CONTINUED)

During the year ended April 30, 1999, the Company issued 245,730 shares of its common stock for labor services valued at $0.10 to $0.50 per share. The aggregate consideration of $54,061 was recorded as stock based compensation.

During the year ended April 30, 1999, the Company issued 2,500 shares of its common stock to unrelated third parties valued at $1.00 per share for cash.

During the year ended April 30, 1999, the Company issued 720,000 shares of the common stock valued at $0.50 per share for the deferral of salary and loan payments in consideration of late payments, and preferred stock dividends in lieu of cash. The aggregate consideration of $360,000 was recorded as stock based compensation.

During the year ended April 30, 1999, the Company issued 691,775 shares of its common stock for labor services valued at $0.50 per share. The aggregate consideration of $345,887 was recorded as stock based compensation.

During the year ended April 30, 2000, the Company issued 20,000 shares of its common stock for labor services valued at $0.25 to $1.00 per share. The aggregate consideration of $8,000 was recorded as stock based compensation.

During the year ended April 30, 2000, the Company issued 10,000 shares of its common stock for equipment to the President and Chief Executive officer at $1.00 per share. The aggregate consideration of $10,000 was recorded under the caption equipment and prototype.

During the year ended April 30, 2000 the Company issued 570,000 shares of the common stock valued at $0.50 per share for the deferral of salary and loan payments in consideration of late payments, and preferred stock dividends in lieu of cash. The aggregate consideration of $570,000 was recorded as stock based compensation.

During the year ended April 30, 2000 the Company issued 49,000 shares of its common stock for salaries valued at $1.00 per share. The aggregate consideration of $49,000 was recorded as stock based compensation.

During the year ended April 30, 2001, the Company issued 5,000 shares of its common stock for labor services valued at $1.00 per share. The aggregate consideration of $5,000 was recorded as stock based compensation.

During the year ended April 30, 2001, the Company issued 525,000 shares of the common stock valued at $1.00 per share for the deferral of salary and loan payments in consideration of late payments, and preferred stock dividends in lieu of cash. The aggregate consideration of $525,000 was recorded as stock based compensation.

F 15

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
April 30, 2008

NOTE E - STOCKHOLDERS’ EQUITY (CONTINUED)

During the year ended April 30, 2002, the Company issued 1,000 shares of its common stock for labor services valued at $1.00 per share. The aggregate consideration of $1,000 was recorded as stock based compensation.

During the year ended April 30, 2002, the Company issued 520,000 shares of the common stock valued at $1.00 per share for the deferral of salary and loan payments in consideration of late payments, and preferred stock dividends in lieu of cash. The aggregate consideration of $520,000 was recorded as stock based compensation.

During the year ended April 30, 2003 the Company issued 325,826 shares of its common stock for labor services valued at $0.50 per share. The aggregate consideration of $162,913 was recorded as stock based compensation.

During the year ended April 30, 2003, the Company issued 2,675,751 shares of its common stock for salaries valued at $1.00. The aggregate consideration of $2,675,751 was recorded as stock based compensation.

During the year ended April 30, 2003, the Company issued 32,924 shares of its common stock for equipment to the President and Chief Executive officer at $1.00 per share. The aggregate consideration of $32,924 was recorded under the caption equipment and prototype.

During the year ended April 30, 2003, the Company issued 470,000 shares of the common stock valued at $1.00 per share for the deferral of salary and loan payments in consideration of late payments, and preferred stock dividends in lieu of cash. The aggregate consideration of $470,000 was recorded as stock based compensation.

During the year ended April 30, 2003 the Company issued 759,380 shares of its common stock for the deferral of interest payments valued at $1.00 per share. The aggregate consideration of $759,380 was recorded as stock based compensation.

During the year ended April 30, 2003, the Company issued 493,867 shares of its common stock at $1.00 per share to liquidate debt to related parties.

During the year ended April 30, 2004 the Company issued 190,500 shares of its common stock for labor services valued at $1.00 per share. The $190,500 of consideration was recorded as stock based compensation.

During the year ended April 30, 2004, the Company issued 255,000 shares of its common stock to unrelated third parties at an average price of $1.33 per share for cash.

During the year ended April 30, 2004, the Company issued 200,000 shares of its common stock for salaries valued at $1.00 per share. The aggregate consideration of $200,000 was recorded as stock based compensation.

F 16

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
April 30, 2008

NOTE E – STOCKHOLDERS’ EQUITY (CONTINUED)

During the year ended April 30, 2004, the Company issued 520,000 shares of the common stock valued at $1.00 per share for the deferral of salary and loan payments in consideration of late payments, and preferred stock dividends in lieu of cash. The aggregate consideration of $520,000 was recorded as stock based compensation.

During the year ended April 30, 2005, the Company issued 421,000 shares of the common stock valued at $1.00 per share for the deferral of salary and loan payments in consideration of late payments, and preferred stock dividends in lieu of cash. The aggregate consideration of $421,000 was recorded as stock based compensation.

During the year ended April 30, 2005, the Company issued 515,287 shares of common stock to unrelated third parties valued at $2.00 to $2.50 per share for cash.

During the year ended April 30, 2005, the Company issued 130,000 shares of the common stock valued at $1.00 per share for the deferral of salary and loan payments in consideration of late payments, and preferred stock dividends in lieu of cash. The aggregate consideration of $130,000 was recorded as stock based compensation.

During the year ended April 30, 2005, the Company issued 5,000 shares of its common stock for the deferral of interest payments valued at $1.00 per share. The aggregate consideration of $5,000 was recorded as stock based compensation.

During the year ended April 30, 2005, the Company issued 212,021 shares of its common stock for labor valued at $1.00 per share. The aggregate consideration of $212,021 was recorded as stock based compensation.

During the year ended April 30, 2006, the Company issued 241,751 shares of common stock to unrelated third parties valued at $2.50 to $3.50 per share for cash.

During the year ended April 30, 2006, the Company issued 19,000 shares of its common stock for labor valued at $2.50 to $3.50 per share. The aggregate consideration of $19,000 was recorded as stock based compensation.

During the year ended April 30, 2007, the Company issued 2,857 shares of its common stock to unrelated third parties valued at $3.50 per share for cash.

During the year ended April 30, 2007, the Company issued 5,000 shares of its common stock for labor services valued at $1.00 per share. The aggregate consideration of $5,000 was recorded as salary expense and subsequently reclassified as stock based compensation.

During the year ended April 30, 2008, the Company issued 804,664 shares of its common stock for labor services valued at $1.17 per share. The aggregate consideration of 938,722 was recorded as salary expense.

F 17

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
April 30, 2008

NOTE E – STOCKHOLDERS’ EQUITY (CONTINUED)

The Company has an informal stock option plan. The plan is non-qualified and the options vest and are immediately exercisable. The Company has not recorded stock based compensation for the options granted since the stock price of the options is equivalent to the fair market value per share.

NOTE F - COMMITMENTS AND CONTINGENCIES

On May 1, 2007, the Company entered into a 10 year employment contract with the President and Chief Executive Officer. The annual salary for the year ended April 30, 2008 was $135,000. The Company is contingently liable under the remainder of the contract for a total of approximately $1,440,000.

The Company has entered into additional employment contracts with key employees which expire in April 2017. The total contingent liabilities under these contracts aggregate $2,322,000. Additionally, if the salary is not paid, the employees will receive an additional 50,000 shares of the Company’s common stock per year for deferring payments.

During the year ended April 30, 2007, the Company did not issue any shares of the common stock to the note holders who made loans to the Company. These note holders are the President and individuals related to the President. The shares were to be issued under agreements whereby if the loans were not timely paid or if the note holders agreed to payment deferrals, shares would be issued.

During the year ended April 30, 2007, the Company did not issue any shares of its common stock to note holders for the deferment of interest payments. No provisions in any agreement exist for any such issuance of shares for interest payment deferral only loan payment deferrals. The note holders are the President and individuals related to the President.

As of April 30, 2007, Common Stock Options totaling 550,000 Common Shares are due to be issued to the four directors as part of their employment contracts. In addition, 794,286 Common Shares are due to be issued for the deferral of loans payable and salaries payable, and preferred stock dividends. Both of these amounts will be issued in subsequent year(s). Should the fair value of our shares decrease prior to payment, we will not be required to increase the number of shares issued for prior periods.

During the year ended April 30, 2008, the Company did not issue any shares of the common stock to the note holders who made loans to the Company. These note holders are the President and individuals related to the President. The shares were to be issued under agreements whereby if the loans were not timely paid or if the note holders agreed to payment deferrals, shares would be issued.

During the year ended April 30, 2008, the Company did not issue any shares of its common stock to note holders for the deferment of interest payments. These note holders are the President and individuals related to the President.

As of the date of Incorporation, the Company had a common share repurchase provision as follows:
Employees may take salary in the form of Company shares at the rate of one third the current share value in lieu of the dollars payable. Shares that have been previously issued under this provision could have been sold back to the Company at the current share price if funds were available. As of April 30, 2008, the Company amended all employee agreements so that shares are no longer subject to this provision. Further, the Company anticipates that it will not enact this provision in the foreseeable future.

F 18

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
April 30, 2008

NOTE F - COMMITMENTS AND CONTINGENCIES (CONTINUED)

As of April 30, 2008, Common Stock Options totaling 336,000 Common Shares are due to be issued to the four directors as part of their employment contracts. In addition, 397,143 Common Shares are due to be issued for the deferral of loans payable, salaries payable, and preferred stock dividends. Both of these amounts will be issued in subsequent year(s). Should the fair value of our shares decrease prior to payment, we will not be required to increase the number of shares issued for prior periods.

NOTE G – RESTATEMENTS

In the process of thorough review for the period ended January 31, 2008, it has come to the attention of management that the original allocation and calculation of Preferred and Common Stock in connection with the acquisition of the patent, equipment and prototype was incorrect. An adjustment has been made to the Financial Statements to reflect this correction. The resulting difference of $85,500 stems from the difference in stated value of Common and Preferred Stock. This difference also caused an understatement of loss in the amount of $85,500 which needed to be accounted for in the restated financials. Following is a line by line itemization of the previously reported amount, the amount of change, and the restated amount for period ending April 30, 2007 for Balance Sheet Accounts and for the Cumulative period for Statements of Operations and Statement of Cash Flows. This restatement caused increases of $192,500 in Option expense, $525,000 in Loan bonus expense and $165,000 in Dividend expense. These increases are reflected below.

Report Name	Line Item	As Previously Reported	Amount of Change	As Restated

Balance Sheet	Preferred Stock	5,500	984,500	990,000
	Paid-in Capital	11,908,983	(899,000)	11,009,983
	Accum. Defecit	(12,481,569)	(85,499)	(12,567,068)
Statements of
Operations	Selling, Gen & Adm	2,760,340	85,500	2,845,840
	Total Costs & Exp	12,498,073	85,500	12,584,073
	Net Loss	(12,481,569)	(85,499)	(12,567,068)
	Per Share Loss	(1.03)	.01	(1.02)
Statement of
Cash Flows	Net Loss	(12,481,569)	(85,499)	(12,567,068)
	Net Cash used in
	Operating Activities	(2,172,965)	(85,500)	(2,258,465)

NOTE H - COMMON STOCK TO BE ISSUED

During the time period of application, the Company has refrained from issuing Common Stock for deferral of salary and loan payments, and preferred dividends in lieu of cash. In order to comply with GAAP, the Company has implemented an additional equity category to account for these stocks that have been earned but not yet issued. For April 30, 2008 and 2007 it was $1,390,000 and $1,390,000 respectively. Additionally, this account covers Common Stock Options earned but not yet exercised. These amounts for April 30, 2008 and 2007 were $1,176,000 and $192,500 respectively.

F 19

GISSER AUTOMOTIVE CONCEPTS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
April 30, 2008

NOTE I – DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and anticipate that all future earnings will be retained for development of our business. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, capital requirements, our financial conditions and general business conditions.

Our Series A Preferred Stock carries a dividend equal to 5% of the original purchase price of such preferred stock. This dividend may be paid, at our option, in cash or in shares of our common stock. This dividend accrues to the extent it is not declared and paid each year. If we elect to pay the dividend in cash, it must be paid out of our earnings, after taxes. If we elect to pay the dividend in common stock we may do so and our board of directors determines the price at which such dividend distribution occurs, however, the most recent or current share value, which is determined by the last private sale of our common shares, is divided by one-third and the resulting number is used to determine the number of common shares to be issued in lieu of cash.

F 20

No dealer, salesperson or any other person is authorized to give any information or to make any representations in connection with this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

Until December 31, 2008 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

Summary	4
Risk Factors	9
Use of Proceeds	14
Plan of Distribution	15
Capitalization	16
Dilution	16
Business	18
Management Discussion of Analysis of Condition and Results of Operations	27
Ownership of Common Stock	33
Principal Shareholders	33
Management	35
Certain Transactions	39
Description of Securities	39
Shares Eligible for Future Sale	40
Available Information	41
Dividend Policy	42
Stock Transfer Agent	42
Escrow Agent	42
Experts	43
Legal Matters	43
Index to Financial Statements	F-1

Gisser Automotive Concepts, Inc.

10,000,000

SHARES COMMON STOCK
(par value $.01 per share)

Gisser Automotive Concepts, Inc.
52 Edison Court Monsey, New York 10952

________, 2008

APPENDIX
For Office Use Only:

SUBSCRIPTION AGREEMENT
for
GISSER AUTOMOTIVE CONCEPTS, INC.

Common Stock ($1.00 per share)

Persons interested in purchasing common stock of Gisser Automotive Concepts, Inc. must complete and return this Subscription Agreement along with their check or money order to:

Gisser Automotive Concepts, Inc.
52 Edison Court
Monsey, New York 10952, ("the Issuer") ("the Company")

Subject only to acceptance hereof by the issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates shall be delivered to each Investor within thirty (30) days of the Close of this Offering.

Securities Offered - The Company is offering 10,000,000 shares (par value $.01 per share) at $1.00 per share. The minimum subscription is 1,000 shares.

Subscription - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

Number of Common Shares =

Multiply by Price of Shares x		$1.00 per Share

Aggregate Subscription Price =	$

Check or money order shall be made payable to Gisser Automotive Concepts, Inc., Escrow Account

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2008.

b) I am a bona fide resident of the state of ________________________________.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser, and Investor indemnifies and agrees to hold harmless, the Issuer and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

Please register the shares which I am purchasing as follows:

Name: _____________________________________ Date: ___________________

As (check one)

☐	Individual	☐	Tenants in Common	☐	Existing Partnership
☐	Joint Tenants	☐	Corporation	☐	Trust
☐	Minor with adult custodian under the Uniform Gift to Minors Act ☐ IRA

For the person(s) who will be registered shareholder(s):

Signature of Subscriber	Residence Address

Name of Subscriber (Printed)	City or Town

Signature of Co-Subscriber State	Zip Code

Name of Co-Subscriber (Printed)	Telephone

Subscriber Tax I.D. or	Co-Subscriber Tax I.D. or
Social Security Number	Social Security Number

E-mail Address (if available)

ACCEPTED BY: GISSER AUTOMOTIVE CONCEPTS, INC.

By:		Date:
Officer

Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Officers and Directors

The information required by this item is incorporated by reference to "indemnification" in the prospectus herein.

At present we have not entered into individual indemnity agreements with our Officers or Directors. However, our By-Laws and Certificate of Incorporation provide a blanket indemnification that we shall indemnify, to the fullest extent under New York law, our directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the Certificate of Incorporation provides that the personal liability of our directors and officers and our stockholders for monetary damages will be limited.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

ITEM 25. Other Expenses of issuance and distribution

SEC Registration Fee	$370.00
Blue Sky Fees and Expenses	$10,000.00
Legal Fees and Expenses	$18,000.00
Printing and Engraving Expenses	$5,000.00
Accountant's Fees and Expenses	$20,000.00
Total	$53,370.00

The foregoing expenses, except for the SEC fees, are estimated.

ITEM 26. Recent Sales of Unregistered Securities.

(a) Unregistered Securities Sold since inception:

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

On May 15 1998, the board of directors authorized the initial issuance of an aggregate of 900,000 shares of common stock at a price of $1.00 per share ($900,000) via a Regulation D 504 offering to friends and family. Of these, 174,500 shares were subscribed to by 27 non-accredited sophisticated investors and 5 accredited investors.

On December 22, 2003 the board of directors authorized the initial issuance of an aggregate of 2,500,000 shares of common stock at a price of $2.00 per share ($5,000,000) via a Regulation D 506 offering to various investors domestically and offshore via Regulation S. Of these, 429,250 shares were subscribed to by 43 accredited and 26 offshore investors.

On May 30, 2004 the board of directors authorized the initial issuance of an aggregate of 2,500,000 shares of common stock at a price of $2.50 per share ($5,000,000) via a Regulation D 506 offering to various investors domestically and offshore via Regulation S. Of these, 508,011 shares were subscribed to by 66 offshore investors.

On July 15, 2005 the board of directors authorized the initial issuance of an aggregate of 2,500,000 shares of common stock at a price of $3.50 per share ($5,000,000) via a Regulation D 506 offering to various investors domestically and offshore via Regulation S. Of these, 42,634 shares were subscribed to by 1 accredited and 9 offshore investors.

No advertising or general solicitation was employed in offering the shares. The shares were offered for investment only and not for the purpose of resale or distribution. All of the shares issued to the aforementioned persons bear restrictive legends preventing their transfer except in accordance with the Securities Act and the regulations promulgated thereunder.

ALL GAC COMMON STOCK ISSUANCES OTHER THAN FOR CASH

The following sets forth information relating to all previous issuances of common stock by the Registrant that are at least two years prior which sales were not registered under the Securities Act of 1933.

The following issuances of common stock listed below and totaling 825,751 shares were in exchange for various business services performed from 11/25/97 through 7/14/05:

NAME	SHARES	Aggregate Value of Services
Andrew Kass	12,000	$6,000.00
Barry Adler	2,000	$2,000.00
Bernie Werther	3,000	$3,000.00
Bradley J. Jackson	5,000	$5,000.00
Brett B. Gisser	17,000	$17,000.00
Bruce Naugle	2,000	$2,000.00
Bryan T. Emerson	500	$500.00
Calvin Robinson	1,000	$1,000.00
Carol R. Berry	5,000	$5,000.00
Charles Woods	1,000	$1,000.00
Christopher Mecklenborg	2,000	$1,000.00
David Selengut	5,000	$2,500.00
David T.Weiss	24,000	$22,000.00
Debra Yampol	5,000	$5,000.00
Dvora Alouf	4,000	$2,000.00
Erica Grosser	5,000	$2,500.00
Frank Castellano	3,521	$3,521.00
Gordon G. Gisser	50,000	$35,000.00
Grace Ann Starkey	1,000	$1,000.00
Harry Gomez II	1,000	$500.00
James Davis	500	$250.00
Jay Stanley Saunders	30,000	$11,600.00
Jerome Stein	5,000	$2,500.00
John DeGuardia	500	$250.00
John J. Schramm	100,000	$100,000.00
Joseph Cotton	1,000	$1,000.00
Joseph E. Miller	1,000	$500.00
Joseph Ingber	13,000	$6,500.00
Margaret Jones	1,000	$1,000.00
Marshall C. Gisser	70,000	$47,500.00
Michael DiTullo	8,750	$4,875.00
Michael J. O'Brien	500	$250.00
Paul Laux	10,000	$10,000.00
Paul Sher	2,000	$1,000.00
Richard Brown	100,000	$100,000.00
Richard J. Siegel	5,000	$2,500.00
Ruvain Chait	500	$250.00
Samuel Gower	79,000	$80,000.00
Seth R. Gisser	68,480	$54,240.00
Shifra Sharbat	5,000	$5,000.00
Stephen M. Cole	95,000	$110,000.00
Thomas G. Haff	42,500	$42,500.00
Thomas K. Claycomb	3,000	$3,000.00
Warren Donahue	5,000	$2,500.00
William Schneck	30,000	$15,000.00
Total	825,751

The following issuances of common stock listed below and totaling 2,511,247 shares were in exchange for loans and interest from 11/25/97 through 4/30/05:

Daryl K. Gisser	979,057	$390,038.00
Herman G. Gisser	797,622	$267,768.00
Marshall C. Gisser	53,668	$9,512.00
Nelson Fisch	10,000	$5,050.00
Rivkah Nachmias	647,152	$168,768.00
Thomas G. Haff	23,748	$23,748.00
Total	2,511,247

The following issuances of common stock listed below and totaling 7,067,352 shares were in exchange for salary and dividends from 5/28/97 through 4/30/05:

Brett B. Gisser	264,000	$28,050.00
Daryl K. Gisser	3,787,800	$1,306,978.00
Herman G. Gisser	912,701	$255,006.00
Nolan M. Gisser	932,824	$208,191.00
Rivkah Nachmias	1,007,201	$345,136.00
Thomas G. Haff	162,826	$81,413.00
Total	7,067,352

The following issuances of common stock listed below and totaling 1,242,924 shares were in exchange for the transfer of assets from 5/28/97 through 10/31/02:

Daryl K. Gisser	1,217,759	$617,759.00
Thomas G. Haff	15,165	$15,165.00
Dennis Sherwood	10,000	$10,000.00
Total	1,242,924

The following sets forth information relating to previous issuances of common stock by the Registrant that are less than two years prior which sales were not registered under the Securities Act of 1933.

The following issuances of common stock listed below with the corresponding date of issuance and totaling 18,000 shares were in exchange for various business services  performed from 8/26/05 through 5/1/06:

Barry Adler	2,000	$7,000.00	9/18/2005
Stephen M. Cole	2,000	$7,000.00	8/26/2005
Stephen M. Cole	2,000	$7,000.00	9/18/2005
Stephen M. Cole	4,000	$14,000.00	11/1/2005
Stephen M. Cole	1,000	$3,500.00	12/31/2005
Michael DiTullo	2,000	$7,000.00	1/26/2006
Paula Reisman	5,000	$5,000.00	5/1/2006
	18,000

The following sets forth information relating to all previous issuances of common stock by the Registrant that are at not two years prior which sales were not registered under the Securities Act of 1933.

The following issuances of common stock listed below and totaling 804,619 shares were in exchange for salary from 5/28/97 through 4/30/07:

Daryl K. Gisser	381,450	$445,000.00
Nolan M. Gisser	104,149	$121,500.00
Herman G. Gisser	111,625	$130,222.00
Rivkah Nachmias	207,440	$242,000.00
Total	804,665

The above most recent issuances of common stock in exchange for salary that are not at least two years prior	804,664

The previous list of all shares issued for other than a cash sales that are at least two years prior	11,665,274

Cash sales of the Company’s common stock	1,189,395
Total shares sold for cash and all other transactions total	13,659,333

ITEM 27. - EXHIBITS
Index to Exhibits

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

3.1	Articles of Incorporation	This filing page

3.2	Amendment to Certificate of Incorporation	This filing page

3.3	Bylaws	This filing page

5.1	Consent of Miles Garnett, Esq	This filing page

23.1	Consent of Accountants for Audited Statements	This filing page

23.1	Consent of Accountants for Reviewed Statements Exhibit 15	This filing page

Miles Garnett
Attorney at Law
66 Wayne Avenue
Atlantic Beach, N.Y.11509-1537
Tel. (516) 371-4598

8/19/2008

Gisser Automotive Concepts, Inc.
52 Edison Court
Monsey, New York 10952

Re: Registration Statement on Form S-1 (CIK 0001403930)

In our capacity as counsel to Gisser Automotive Concepts, Inc., a New York corporation (the "Company"), I have been asked to render this opinion in connection with a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of an aggregate of 10,000,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock").

I have examined such corporate records, certificates and other documents as I have considered necessary and proper for the purpose of this opinion. In such examination, I have assumed the genuiness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid record, certificates and documents.

Based on the foregoing, It is my opinion that when (i) the Registration Statement shall have become effective under the Securities Act of 1933, as amended, (ii) the Certificates for the company's shares of the common stock have been duly executed, countersigned, registered and delivered and the consideration therefor transferred to the Company, then the Stock shall be validly issued, fully paid and non-assessable.

Gisser Automotive Concepts, Inc.
8/19/2008

I hereby consent to the filing of this opinion as herein set forth as Exhibit 5.1 to the Registration Statement and further consent to the reference to my firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. By giving the foregoing consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion letter is based as to matters of law solely on the General Corporation Law of the State of New York. I express no opinion herein as to any other laws, statutes, regulations, or ordinances.

I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without my prior written consent.

Very truly yours,

/s/ Miles Garnett

Miles Garnett

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
GISSER AUTOMOTIVE CONCEPTS, INC.

We hereby consent to the use in the Registration Statement of Form S-1/A Amendment No. 5 of our report dated August 19, 2008, relating to the financial statements of Gisser Automotive Concepts, Inc. for the years ended April 30, 2008 and 2007. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Glen A. Ross, CPA, CVA
Ross & Company CPA, PLLC
Hauppauge, New York
August 19, 2008

ITEM 28.  Undertakings

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement

To	include any prospectus required by section I O(a)(3) of the Securities Act of 1933;

To
reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

To
include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of New York law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, in Monsey, County of Rockland, State of New York, on the dates noted below.

(Registrant)	GISSER AUTOMOTIVE CONCEPTS, INC.

President and Chairman of the Board of Directors

and as

Controller & Principal Financial Officer

	/s/ Daryl K. Gisser	August 19, 2008

In accordance with the Securities Act of 1933 this registration was signed by the following persons in the capacities and on the dates indicated.

Vice President and Director

/s/ Nolan M. Gisser	August 19, 2008

Secretary and Director

/s/ Herman G. Gisser	August 19, 2008

Treasurer and Director

/s/ Rivkah Nachmias	August 19, 2008

Who must sign: the small business issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least the majority of directors or persons performing similar functions.